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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                  FORM 8-K

               Current Report Pursuant to Section 13 or 15 (d)
                   of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          May 1, 2003
                                                ------------------------------

                       ENGINEERED SUPPORT SYSTEMS, INC.
------------------------------------------------------------------------------



        MISSOURI                      0-13880                   43-1313242
(State of Incorporation)       (Commission File No.)          (IRS Employer
                                                           Identification No.)


201 Evans Lane, St. Louis, Missouri                               63121
(Address of principal executive officers)                       (Zip Code)


Registrant's telephone number including area code:  (314) 553-4000




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Item 5.         Other Events.

                On May 1, 2003, Engineered Support Systems, Inc. (the Company) acquired the outstanding stock of Technical and Management Services Corporation (TAMSCO), a provider of information technology logistics and digitization services and a designer and integrator of telecommunication systems primarily for the U.S. Department of Defense. The purchase price consisted of $66.5 million in cash, subject to certain purchase price adjustments to be finalized after closing.

Item 7.         Financial Statements and Exhibits

                (c) (1) Stock Purchase Agreement by and among Engineered Support Systems, Inc., Technical and Management Services Corporation, and Nicholas R. Innerbichler, William H. Bilawa and Lauri S. Bilawa.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ENGINEERED SUPPORT SYSTEMS, INC.


Date: May 1, 2003           BY: /s/ Gary C. Gerhardt
     -------------             ----------------------------------------------
                                    Gary C. Gerhardt
                                    Vice Chairman and Chief Financial Officer



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Item 7(c) (1) - Stock Purchase Agreement by and among Engineered Support
                Systems, Inc., Technical and Management Services Corporation, and Nicholas R. Innerbichler, William H. Bilawa and Lauri S. Bilawa.


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                          STOCK PURCHASE AGREEMENT

                                by and among

                      ENGINEERED SUPPORT SYSTEMS, INC.,

                                   Buyer,

                TECHNICAL AND MANAGEMENT SERVICES CORPORATION

                                the Company,

                                     and

                          NICHOLAS R. INNERBICHLER,
                            WILLIAM H. BILAWA AND
                              LAURI S. BILAWA,

                                  Sellers,

                            Dated: April 17, 2003

               RELATING TO THE SALE OF THE OUTSTANDING SHARES
                                     OF
                TECHNICAL AND MANAGEMENT SERVICES CORPORATION




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ARTICLE I DEFINITIONS........................................................1
     1.1.   Affiliate........................................................1
     1.2.   Bank Obligations.................................................1
     1.3.   Bank Liens.......................................................1
     1.4.   Bank Loans.......................................................1
     1.5.   Bid..............................................................2
     1.6.   Code.............................................................2
     1.7.   Commercial Software..............................................2
     1.8.   Employee Bonus Obligations.......................................2
     1.9.   Environmental Law................................................2
     1.10.  ERISA............................................................2
     1.11.  Government.......................................................2
     1.12.  Government Contract..............................................2
     1.13.  Holdback Amount..................................................2
     1.14.  HSR..............................................................2
     1.15.  Income Taxes.....................................................3
     1.16.  Intellectual Property............................................3
     1.17.  Knowledge........................................................3
     1.18.  Law..............................................................3
     1.19.  Lien.............................................................3
     1.20.  Material Adverse Effect..........................................3
     1.21.  Party and Parties................................................3
     1.22.  Person...........................................................3
     1.23.  Plans............................................................3
     1.24.  Seller's Family Member...........................................4
     1.25.  Tax Return.......................................................4
     1.26.  Taxes............................................................4
     1.27.  U.S. Government..................................................4
     1.28.  Other Terms......................................................4

ARTICLE II PURCHASE AND SALE.................................................4
     2.1.   The Shares.......................................................4
     2.2.   Purchase Price; Manner of Payment; Cash Out of Options;
              Employee Bonus Obligations.....................................4
     2.3.   Closing..........................................................5
     2.4.   Deliveries of the Company and Sellers at Closing.................5
     2.5.   Deliveries of Buyer at Closing...................................6
     2.6.   Closing Financial Statements.....................................6
     2.7.   Adjustment to Purchase Price.....................................7
     2.8.   Section 338(h)(10) Election......................................8
     2.9.   Built-in Gains Taxes.............................................9
     2.10.  Excluded Assets; Excluded Liabilities............................9
     2.11.  The Business....................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS...10


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     3.1.   Authorization; Stock Ownership..................................11
     3.2.   Capitalization and Related Matters..............................11
     3.3.   Corporate Existence and Qualification...........................12
     3.4.   Financial.......................................................12
     3.5.   Property........................................................13
     3.6.   Stock Record and Minute Books; Directors and Officers...........15
     3.7.   Taxes...........................................................15
     3.8.   Accounts Receivable.............................................16
     3.9.   Inventories.....................................................16
     3.10.  Absence of Certain Changes......................................16
     3.11.  No Breach of Law or Governing Document..........................17
     3.12.  Litigation......................................................18
     3.13.  Environmental Matters...........................................18
     3.14.  Contracts.......................................................19
     3.15.  Government Contracts............................................20
     3.16.  Intellectual Property...........................................23
     3.17.  Labor Matters...................................................24
     3.18.  Employee Benefit Matters........................................25
     3.19.  Product Liability...............................................27
     3.20.  Approvals and Filings...........................................27
     3.21.  Brokers, Finders................................................27
     3.22.  Certain Unlawful Practices......................................27
     3.23.  Bank Accounts...................................................28
     3.24.  Disclosure......................................................28
     3.25.  Insurance.......................................................28
     3.26.  Entire Business.................................................28
     3.27.  Licenses and Permits............................................28
     3.28.  Back Charges, Rebates, etc......................................28
     3.29.  Quote Log.......................................................28
     3.30.  Undisclosed Liabilities.........................................29
     3.31.  Documents.......................................................29
     3.32.  Sellers' Representations and Warranties.........................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................30
     4.1.   Authorization...................................................30
     4.2.   Investment Representations; Buyer's Status......................30
     4.3.   Governmental Approvals and Filings..............................31
     4.4.   Brokers, Finders................................................31
     4.5.   No Breach of Law or Governing Document..........................31
     4.6.   Company Projections.............................................31

ARTICLE V CONDITIONS TO BUYER'S OBLIGATIONS.................................32
     5.1.   Representations and Warranties..................................32
     5.2.   Performance of Agreement........................................32
     5.3.   Approvals.......................................................32
     5.4.   No Adverse Proceeding...........................................32
     5.5.   Certificates....................................................32

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     5.6.   Resignations....................................................33
     5.7.   Opinion of Counsel for Sellers and Company......................33
     5.8.   Exchange of Options.............................................33
     5.9.   Non-Compete Agreements..........................................33
     5.10.  Certificates of Good Standing...................................33
     5.11.  Release of Liens................................................33

ARTICLE VI CONDITIONS TO THE COMPANY'S AND SELLERS' OBLIGATIONS.............33
     6.1.   Representations and Warranties..................................33
     6.2.   Performance of Agreement........................................34
     6.3.   Approvals.......................................................34
     6.4.   No Adverse Proceeding...........................................34
     6.5.   Certificates....................................................34
     6.6.   Opinion of Counsel for Buyer....................................34
     6.7.   Certificate of Good Standing....................................34
     6.8.   Satisfaction of Bank Obligations................................34
     6.9.   Exchange of Options.............................................35

ARTICLE VII ADDITIONAL COVENANTS OF THE PARTIES.............................35
     7.1.   Conduct of Business Before Closing..............................35
     7.2.   Access to Records...............................................35
     7.3.   HSR Filing......................................................36
     7.4.   Exon-Florio Amendment...........................................36
     7.5.   Public Announcements; Confidentiality...........................37
     7.6.   Further Assurances..............................................37
     7.7.   Knowledge of Breach; Current Information........................38
     7.8.   Tax Matters.....................................................38
     7.9.   Section 338(h)(10) Election.....................................40
     7.10.  Certain Liabilities.............................................42
     7.11.  Certain Employee Issues.........................................42
     7.12.  Employee Bonuses................................................43
     7.13.  Collection of Accounts Receivable...............................43

ARTICLE VIII INDEMNIFICATION................................................43
     8.1.   Indemnification by Sellers......................................43
     8.2.   Limitations on and Other Agreements Regarding Liability
              of Sellers....................................................44
     8.3.   Indemnification by Buyer........................................46
     8.4.   Limitations on Liability of Buyer...............................46
     8.5.   Notice of Claim.................................................47
     8.6.   Right to Contest Claims of Third Persons........................47
     8.7.   Exclusive Remedy................................................48

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................48
     9.1.   Termination of the Agreement; Effect of Termination.............48
     9.2.   Notice..........................................................49
     9.3.   Entire Agreement................................................50
     9.4.   Assignment; Binding Agreement...................................51

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     9.5.   Counterparts....................................................51
     9.6.   Headings; Interpretation........................................51
     9.7.   Expenses........................................................51
     9.8.   Specific Performance............................................51
     9.9.   Governing Law...................................................51
     9.10.  No Third Party Beneficiaries....................................51
     9.11.  Amendments and Waivers..........................................52
     9.12.  Survival of Covenants...........................................52
     9.13.  Severability....................................................52
     9.14.  Jurisdiction....................................................52


                                    -4-

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                          STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 17th day of April, 2003, by and among ENGINEERED SUPPORT SYSTEMS, INC., a Missouri corporation ("Buyer"), TECHNICAL AND MANAGEMENT SERVICES CORPORATION, a Maryland corporation (the "Company"), and NICHOLAS
R. INNERBICHLER, WILLIAM H. BILAWA AND LAURI S. BILAWA (hereinafter collectively referred to as the "Sellers").

                                  RECITALS

     A. Buyer desires to purchase from Sellers, on the terms and conditions set forth in this Agreement, five thousand (5,000) shares of the common stock, no par value (the "Shares") of the Company; and

     B. The Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

     C. Sellers desire to sell the Shares to Buyer on the terms and conditions set forth in this Agreement; and

     D. Certain terms used herein have the meanings given in Article I.

     NOW, THEREFORE, the Parties agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

     The following terms used in this Agreement shall have the meanings given below:

     1.1. AFFILIATE. "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person and for purposes of individuals, Affiliates would include an individual's spouse and minor child; provided, however, that the Company shall not be considered to be an Affiliate of Sellers after the Closing Date unless expressly so provided herein.

     1.2. BANK OBLIGATIONS. "Bank Obligations" means any and all amounts outstanding and owing by the Company as of the Closing Date under the Bank Loans.

     1.3. BANK LIENS. "Bank Liens" shall mean the Liens encumbering any of the assets or properties of the Company granted in connection with the Bank Loans.

     1.4. BANK LOANS. "Bank Loans" means collectively (i) the $750,000 term loan made to the Company by CB&T Bank of Middle Georgia, (ii) the $284,200 term loan made to the Company by First Interstate Bank (formerly Security State Bank & Trust Company), and (iii) the $17,000,000 revolving credit facility provided to the Company by Citizen's Bank of Pennsylvania.


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     1.5. BID. "Bid" means any written offer by the Company in connection with the Business that if accepted would lead to a Government Contract or a Material Contract.

     1.6. CODE. "Code" means the Internal Revenue Code of 1986, as amended.

     1.7. COMMERCIAL SOFTWARE. "Commercial Software" means software generally available for license or sale (off-the-shelf or otherwise) to the public.

     1.8. EMPLOYEE BONUS OBLIGATIONS. "Employee Bonus Obligations" means the sum of (i) the aggregate amount of the Employee Bonuses (as that term is hereinafter defined in Section 7.12), plus (ii) the aggregate amount of the employer's share of the FICA and other employment Taxes incurred by the Company in connection with the payout of the Employee Bonuses.

     1.9. ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, or local statute, rule, ordinance, code, license, permit, plan, regulation or order, as in effect on the date hereof, relating to the protection of the environment or to the regulation of any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, materials, contaminants, pollutants or wastes or any other substances the presence of which requires identification, investigation, regulation or remediation under any applicable federal, state or local statute, regulation or ordinance (including, without limitation, asbestos, PCB's, underground storage tanks and infectious substances).

     1.10. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.11. GOVERNMENT. "Government" means the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof.

     1.12. GOVERNMENT CONTRACT. "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, or other arrangement of any kind in writing either (a) between Company and any of (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above, or (b) financed by the U.S. Government and subject to the rules and regulations of the U.S. Government concerning procurement.

     1.13. HOLDBACK AMOUNT. "Holdback Amount" means the positive difference, if any, between (i) the aggregate amount of the Bank Obligations on the Closing Date less (ii) Ten Million Five Hundred Thousand Dollars
($10,500,000).

     1.14. HSR. "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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     1.15. INCOME TAXES. "Income Taxes" means any foreign, federal, state or local Tax imposed on or measured by net income.

     1.16. INTELLECTUAL PROPERTY. "Intellectual Property" means all of the following (in whatever form or medium) which are owned by or licensed to the
Company: (a) patents, trademarks, service marks and copyrights, (b) applications for patents and for registration of trademarks, service marks and copyrights, (c) trade secrets and trade names, and (d) all other items of proprietary know-how or intellectual property.

     1.17. KNOWLEDGE. "Knowledge" means, (i) with respect to an individual, actual knowledge (i.e., the conscious awareness of facts or other information) or belief, without undertaking any investigation, and (ii) with respect to the Company, the actual knowledge of Nicholas R. Innerbichler, William H. Bilawa, Lauri S. Bilawa, David Gust, George Berges, Peter Berges, Jay O. Wright, Billy Gragg, Matt Kotch, David Burton, Eric Jubb, Fletcher Brown, Anne Rugg, Joel Levanson and Tracy Kerns. The words "know", "knowing" and "known" shall be construed accordingly.

     1.18. LAW. "Law" means any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government.

     1.19. LIEN. "Lien" means a deed of trust, mortgage, security interest, claim, restriction, charge or other material encumbrance or collateral interest.

     1.20. MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means any change in or effect on the Company that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, properties, liabilities or results of operations of the Company; provided that (a) changes that affect the defense industry generally, (b) changes in general economic conditions, (c) changes resulting from the transactions contemplated by this Agreement or the announcement thereof, (d) the outbreak or escalation of hostilities or similar calamity or crisis, (e) changes in laws of general applicability or interpretations thereof by courts or Government and (f) changes in Accounting Principles (as defined herein) or interpretations thereof shall not be taken into account in determining whether there has been a Material Adverse Effect.

     1.21. PARTY AND PARTIES. "Party" means the Buyer, the Company or the Sellers, as the case may be, and "Parties" means the Buyer, the Company and the Sellers together.

     1.22. PERSON. "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Government or political subdivision or agency or instrumentality thereof.

     1.23. PLANS. "Plans" means collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, company car, club dues, tuition reimbursement, bonus, retention, or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, sick leave or family leave, holiday, disability, severance pay or any other material employee benefit plan or fringe benefit, including any "employee benefit plan," as that term is defined in
Section 3(3) of ERISA and any other plan, fund, policy, program,

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practice, or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be subject to the Code, ERISA or any other applicable Law.

     1.24. SELLER'S FAMILY MEMBER. "Seller's Family Member" means a Seller's spouse, ex-spouse, parent, child, sibling (and a sibling's children) and other blood relatives of a Seller.

     1.25. TAX RETURN. "Tax Return" means any report, return, statement, claim for refund, declaration or other information with respect to any Tax required to be filed or actually filed with a Federal, state or other applicable taxing authorities, including any schedule or attachment thereto, and including any amendment thereof.

     1.26. TAXES. "Tax or Taxes" means all Federal, state, local or other taxes or similar Government charges, fees, levies, or assessments, including without limitation income, capital gain, gross receipts, ad valorem, value added, intangible, excise, customs duties, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll and franchise taxes imposed by any Government, and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

     1.27. U.S. GOVERNMENT. "U.S. Government" means the United States Government and any agencies, instrumentalities and departments thereof.

     1.28. OTHER TERMS. Other defined terms herein shall have the meanings given to them in the other Sections of this Agreement.

                                 ARTICLE II
                              PURCHASE AND SALE
                              -----------------

     2.1. THE SHARES. On the terms and subject to the conditions set forth in this Agreement, at Closing, Sellers shall sell and deliver the Shares to Buyer and Buyer shall purchase and accept the Shares from Sellers.

     2.2. PURCHASE PRICE; MANNER OF PAYMENT; CASH OUT OF OPTIONS; EMPLOYEE BONUS OBLIGATIONS.

          (a) The purchase price for the Shares ("Purchase Price") shall be an amount equal to the sum of the following: (i) the difference between Sixty-Six Million Five Hundred Thousand Dollars ($66,500,000) and the sum of
(x) the aggregate amount of the Cash Out Payments (as that term is hereinafter defined in Section 2.2(c)) and (y) the aggregate amount of the Employee Bonus Obligations (the "Closing Payment"); and (ii) the aggregate amount of the Bank Obligations. The Purchase Price is subject to downward adjustment as provided in Section 2.7 hereof.

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          (b) The Purchase Price shall be payable in the following manner:

              (i) The Closing Payment portion of the Purchase Price (subject to reduction as provided in Section 2.7(b) hereof) less the Holdback Amount, if any, shall be paid at Closing to Sellers pro rata (based on their ownership of the Shares immediately prior to the Closing) by wire transfer of immediately available funds pursuant to wiring instructions furnished by Sellers;

              (ii) The Bank Obligations portion of the Purchase Price shall be paid to the appropriate financial institutions by Buyer's wire transfer(s) of immediately available funds pursuant to payoff letters and wiring instructions furnished by such financial institutions; and

              (iii) At Closing, the Holdback Amount, if any, shall be set aside by Seller and governed by provisions of Section 7.13.

          (c) At Closing, Buyer will fund the cash out of the then outstanding options (whether then vested or unvested) to acquire Company Common Stock held by certain of Company's employees listed on Schedule 3.2 (the
                                                 ------------
"Options"). Pursuant to the terms and conditions of an Option Exchange and Release Agreement to be entered into on or prior to the Closing Date by and between the Company and each holder of Options (each, an "Exchange and
Release Agreement"), each such holder shall surrender the Options to the Company in exchange for a cash payment equal to the amount indicated next to such Person's name on Schedule 3.2 (the "Cash Out Payment").
                      ------------

          (d) At Closing, to the extent unpaid, Buyer will pay or cause to be paid the aggregate amount of the Employee Bonus Obligations.

     2.3. CLOSING. The consummation of the transactions contemplated hereby ("Closing") shall take place at the offices of Pepper Hamilton LLP, 600 Fourteenth Street, NW, Washington, D.C., or at such other place as the Parties may mutually agree. The Closing shall occur on May 1, 2003, provided that if all of the conditions set forth in Articles V and VI hereof have not been satisfied or waived on or before May 1, 2003, then the Closing shall occur between the dates of May 2, 2003 and May 12, 2003 if such conditions have been satisfied or waived during such time period, or if that is not the case, then the Closing shall occur on such other date on or before June 30, 2003 as may be agreed by the Parties in writing (the date on which the Closing actually occurs is referred to herein as the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date except that if the Closing Date is between May 2, 2003 and May 12, 2003, the Parties agree that the Closing shall be effective as of 12:01 a.m. on May 1, 2003.

     2.4. DELIVERIES OF THE COMPANY AND SELLERS AT CLOSING. Subject to the conditions to Sellers' obligations in Article VI, at Closing, the Company and Sellers, as applicable, shall deliver or cause to be delivered to Buyer.

          (a) all of the certificates evidencing the Shares, each duly endorsed for transfer to Buyer or accompanied by a stock power duly executed in blank, and

          (b) all of the certificates, resignations, agreements, releases, documents and other instruments set forth in Article V hereof.

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     2.5. DELIVERIES OF BUYER AT CLOSING. Subject to the conditions to
Buyer's obligations in Article V, at Closing, Buyer shall

          (a) pay the Closing Payment portion of the Purchase Price to the Sellers (pro rata, based on their ownership of the Shares immediately prior to the Closing and as directed by the Sellers) and pay the Bank Obligations portion of the Purchase Price to the appropriate financial institutions,

          (b) deliver to the Sellers all of the certificates, agreements, documents and other instruments set forth in Article VI hereof, and

          (c) pay the aggregate amount of the Cash Out Payments to the Company in accordance with Section 2.2(c) and pay the aggregate amount of the Employee Bonus Obligations to the Company in accordance with Section 2(d).

     2.6. CLOSING FINANCIAL STATEMENTS.

          (a) As promptly as practicable following the Closing Date, but in no event later than seventy-five (75) days after the Closing Date, Buyer shall cause to be prepared, at Buyer's expense and in good faith, and submit to Sellers an audited balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet") and the related audited statement of income for the period then ended (collectively, the "Closing Financial Statements"). The Closing Financial Statements shall be prepared by McGladrey & Pullen, LLP
(the "Accountant") in accordance with generally accepted accounting principles consistent in all respects (including, without limitation, classification and presentation of line items) with past practices, so long as such practices have been in accordance with generally accepted accounting principles (the "Accounting Principles"), provided, that the Closing
Financial Statements shall not include or reflect any impact from the (i) cash-out of the Options pursuant to the Exchange and Release Agreements and the funding and payment of the Employee Bonus Obligations, (ii) Excluded Assets, (iii) Excluded Liabilities, (iv) any impact that might otherwise result from the transactions contemplated herein, including but not limited to, the Section 338(h)(10) Election, and (v) any related income tax effect as a result of any of the foregoing, and provided further, that the Closing Financial Statements shall include any fees and expenses incurred and paid by the Company in connection with negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, to the extent such fees and expenses would not otherwise be reflected in the Closing Financial Statements under the Accounting
Principles.

     (b) In the event Sellers dispute the Closing Financial Statements as delivered by Buyer, Sellers shall provide written notice (a "Notice of Dispute") specifying in reasonable detail all points of disagreement with the Closing Financial Statements to Buyer within thirty (30) days after receipt of the Closing Financial Statements. If Sellers fail to deliver a Notice of Dispute within such 30-day period, then the Closing Financial Statements as delivered by Buyer shall be used for purposes of Section 2.7. If Sellers deliver a Notice of Dispute within such 30-day period, Buyer and Sellers shall endeavor in good faith to resolve all specified points of disagreement within thirty (30) days after Seller's receipt of Buyer's Notice of Dispute. If the dispute is not resolved within such 30-day period, either or both Parties may


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refer the dispute to a partner in a nationally recognized "Big Four" firm of independent public accountants (which firm shall not then have, nor within the past three (3) years have had, any relationship with Buyer or its Affiliates or the Sellers or their Affiliates) as shall be mutually acceptable to Buyer and the Sellers, (the "Arbiter"), as arbitrator to finally determine, as soon as practicable, all points of disagreement with respect to the Closing Financial Statements. For purposes of such arbitration, each Party shall submit proposed Closing Financial Statements to the Arbiter and to the other Party, accompanied by such additional information explaining such Party's position with respect to the Closing Financial Statements as it (they) desires to submit. Each Party shall, at the time of such submission, be free to revise positions they have maintained in prior drafts of the Closing Financial Statements and related discussions, but the Parties shall not be permitted to further modify their proposed Closing Financial Statements once these are submitted to the Arbiter. Buyer shall submit any revised Closing Financial Statements no later than five (5) days after such referral. Sellers shall have ten (10) days after such referral to submit their revised Closing Financial
Statements in response. The Arbiter shall apply the terms of this Section 2.6, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the Closing Financial Statements shall be allocated between the Parties by the Arbiter in proportion to the extent either Party did not prevail on the points of disagreement in the Closing Financial Statements; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 2.6, the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Financial Statements and the allocation of arbitration fees and expenses.

          (c) Buyer agrees to cooperate with Sellers in attempting to resolve any points of disagreement referred to in Section 2.6(b), including without limitation, making reasonably available to Sellers to the extent reasonably requested all books, records, work papers and personnel; provided, however, that Sellers will conduct their work in a manner that does not unreasonably interfere with or disrupt the conduct of the Business by the Company after the Closing.

     2.7. ADJUSTMENT TO PURCHASE PRICE

          (a) The Purchase Price shall be subject to downward adjustment in the event (i) the stockholders' equity shown on the Closing Balance Sheet as finally determined (by agreement or otherwise) in accordance with Section
2.6 ("Final Adjusted Stockholders' Equity"), is less than Six Million Six Hundred Eighty-Eight Thousand Four Hundred Sixty Seven Dollars ($6,688,467), or (ii) the aggregate amount of the Bank Obligations on the Closing Date exceeds Seventeen Million Eight Hundred Thirty Thousand Dollars
($17,830,000). In the event the Purchase Price would be subject to adjustment based on both of the foregoing occurring, the adjustment that generates the greater purchase price reduction will be used. Sellers shall pay to Buyer, in the manner provided in Section 2.7(b), the amount of any Purchase Price adjustment, on a dollar for dollar basis, that may be owing to Buyer under this Section 2.7(a).

          (b) If a payment pursuant to Section 2.7(a) is due from Sellers to Buyer, it shall be made within five (5) business days after the amount of the adjustment has been finally determined.

     2.8. SECTION 338(h)(10) ELECTION.

          (a) As provided in Section 7.9 below, Buyer and Seller shall jointly make the Section 338 Election (as that term is hereinafter defined in Section 7.9(a))and Buyer shall pay to each of the Sellers such amount as is required to cause such Seller to be in the same after-Tax position with respect to the sale of his/her Shares in which he/she would have been if the
Section 338 Election not been made (the "Section 338 Price Increase") (other than the Tax costs to Sellers of the Taxes referred to in Section 2.9). The Parties agree that any payment among the Parties in respect of the amount of the Section 338 Price Increase shall be deemed to be an adjustment in the amount of the Purchase Price, except to the extent required to be treated as interest under the Code or other relevant Tax law).

          (b) The Section 338 Price Increase shall be determined and be paid under the procedures provided in Section 7.9.

          (c) The Section 338 Price Increase shall take into account, without limitation, the following factors:

              (i) All Taxes imposed on such Seller (other than Taxes referred to in Section 2.9 hereof) as a result of the making of the Section 338 Election, whether imposed directly or indirectly through withholding or other means (including Taxes on the increases to the Purchase Price required under this Section 2.8 and Section 7.9), to the extent such Taxes exceed the amount of such Taxes that would have been imposed on the Seller if the
Section 338 Election had not been made with respect to the acquisition of the Shares hereunder; and

              (ii) The amount necessary to cover the Taxes that the Sellers may be required to pay because of the payment to them of the Section 338 Price Increase.

          (d) The Section 338 Price Increase shall be computed using the following assumptions:

              (i) But for the Section 338 Election, each Seller would have recognized long-term capital gain and no ordinary income on the sale of the Shares (except to the extent that payments would have been required to be characterized as interest);

              (ii) Each Seller has no other installment receivables arising in the year of the Closing which are being reported on the installment method pursuant to Section 453 of the Code;

              (iii) Each Seller would incur Income Tax liability at the highest marginal federal, state and local Income Tax rate applicable to ordinary income or long-term capital gains, as the case may be (determined in the case of gain from the sale of the Shares by reference to the residence of each Seller and, in the case of income of the Company reportable as income by such Seller in taxing jurisdictions other than his state of residence, at the maximum marginal rate applicable in each state and local taxing jurisdiction to which such income is allocable or apportionable).

     2.9. BUILT-IN GAINS TAXES. As soon as reasonably practicable after the Closing, the Parties will mutually agree upon the determination of the valuation of the assets of the Company required to determine the Built-in Gains Taxes owed by the Company, if any, as a result of the Section 338 Election; provided that if such valuations are not mutually agreed upon within thirty (30) days prior to the earliest date that a Tax Return covering the Built-in Gains Taxes is due, then the valuations shall be determined by the Accountant. The Sellers, pro rata (based on their ownership of the Shares immediately prior to the Closing) shall be liable for and pay to the Company as hereinafter provided, the amount of the Built-in Gains Taxes owing by the Company to the relevant taxing authorities. If there are amounts owing from the Company to the relevant taxing authorities for Built-in Gains Taxes, the Company shall pay the full amount of the Built-in Gains Taxes and the Sellers shall, within five (5) business days after receipt of notice from the Company, pay to the Company, their respective pro rata shares (based on their ownership of the Shares immediately prior to the Closing) of such Built-in Gains Taxes that have been paid. Furthermore, the Sellers shall pay their respective pro rata shares on behalf of and shall indemnify the Company pro rata (based on their ownership of the Shares immediately prior to the Closing) against any additional Built-in Gains Taxes, including related interest and penalties, assessed against the Company as a result of a final determination by any taxing authority (following an audit or review). For purposes hereof, the term "Built-in Gains Taxes" shall mean Taxes imposed pursuant to Section 1374 of the Code, and similar Taxes under state or local Income Tax laws with respect to net unrealized built in gains existing in the assets of the Company as of the effective date of its election to be taxed under Subchapter S of the Code, or similar state and local Income Tax laws.

     2.10. EXCLUDED ASSETS; EXCLUDED LIABILITIES.

          (a) Prior to the Closing, the Sellers shall cause the Company to assign and transfer to the Sellers the following (the "Excluded Assets"):

              (i) all of the membership interests of Meridian Aquatic Technology, L.L.C. ("Meridian") and Marine Environmental Solutions, L.L.C. owned by the Company;

              (ii)  all of the shares of Log Systems, Inc. owned by the Company;

              (iii) all receivables due to the Company and owing from any Affiliates of the Company or any of the Sellers; and

              (iv) such other Excluded Assets listed on Schedule 2.10(a).
                                                        ----------------

          (b) Prior to the Closing, the Sellers shall cause the Company to assign and transfer to the Sellers, and Sellers shall assume pursuant to an assignment and assumption agreement substantially in the form of Exhibit A hereto (the "Assignment and
                                       ---------
Assumption Agreement"), the following liabilities of the Company (the "Excluded Liabilities")

              (i) All liabilities of the Company relating to its ownership and operation of and/or its affiliation with Meridian Aquatic Technology, L.L.C., Marine Environmental Solutions, L.L.C. and Log Systems, Inc., including, without limitation, any and all liabilities of the Company with respect to the Settlement Agreement dated January 4, 2001 by and among the Estate of Peter Alsop, Marine Environmental Solutions, L.L.C. and the Company, and any guaranty by the Company of Marine Environmental Solutions, L.L.C.'s obligations under such Settlement Agreement;

              (ii) All liabilities of the Company relating to any obligations or liabilities owing to any current or former shareholders of the Company;

              (iii) All liabilities and obligations of the Company relating to or arising out of its previous ownership or operation of any former subsidiary or business of the Company (other than those subsidiaries specified in clause (i), above);

              (iv) All liabilities and obligations of the Company relating to any indebtedness for borrowed money owing to any lending or financial institution other than the Bank Obligations, except for the leases for Company cars and the leases relating to software listed on Schedule 3.5;

              (v) All liabilities and obligations of the Company relating to the claim made by a taxing authority as described in Note 15 of Company's consolidated Financial Statements dated as of December 31, 2002, including any costs and expenses related to protesting such claim;

              (vi) All liabilities and obligations of the Company owing to any Affiliates of the Company or any of the Sellers;

              (vii) All liabilities and obligations of the Company owing to a Seller's Family Member other than those Persons listed on Schedule 3.14(c); and

              (viii) All liabilities of the Company relating to the other Excluded Assets listed on Schedule 2.10(a) and such other liabilities as are
                          ----------------
listed on Schedule 2.10(b).
          ----------------

          2.11. THE BUSINESS. The "Business" of the Company shall mean, for all purposes of this Agreement, all aspects of the business and operations conducted by the Company as of the date hereof and all related assets and liabilities, other than the Excluded Liabilities and Excluded Assets.

                                ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS
        -------------------------------------------------------------

The Company hereby makes the representations and warranties set forth in Sections 3.1 through 3.31, and the Sellers hereby make the representations and warranties set forth in Section 3.32, to

Buyer, each of which is accurate on the date hereof and shall be accurate on the Closing Date provided that representations that are made as of a specified date shall speak only as of such date and except for changes that result from the transactions and events permitted or contemplated by this Agreement to occur following the date hereof and prior to Closing. The disclosure in any Schedule referenced in any of the representations and warranties set forth below in this Article III shall qualify only the corresponding Section of this Article III, unless the disclosure contained in such Schedule contains such information so as to enable a reasonable person to determine that such disclosure qualifies or otherwise applies to other Sections of this Article III and such information, as disclosed, would have been readily apparent to such person.

     3.1. AUTHORIZATION; STOCK OWNERSHIP.

          (a) The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by the Company have been (or will be prior to the Closing) effectively authorized by all necessary action, corporate or otherwise, by the Company. This Agreement and all other agreements herein contemplated to be executed by the Company constitute (or upon execution will constitute) valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) (collectively, "Bankruptcy Laws and Equitable Principles").

          (b) The Shares consist of 5,000 shares of common stock of the Company, no par value (the "Company Common Stock"). The Sellers are the record (and beneficial) owners of all of the Shares (with the ownership being as reflected on Schedule 3.2), free and clear of all Liens, except for the
             ------------
Liens set forth on Schedule 3.32(b) which will be paid and/or satisfied in full at or prior to Closing. No person (other than the Sellers) has any power or right of any kind, to dispose of or direct the disposition of the Shares or to vote or direct the voting of the Shares.

     3.2. CAPITALIZATION AND RELATED MATTERS. The authorized capital stock of the Company consists solely of 5,500 shares of Company Common Stock, of which the Shares are the only shares issued and outstanding. All the Shares were duly authorized and validly issued and are fully paid and non-assessable and free of all preemptive rights. Schedule 3.2 sets forth a
                                                  ------------
complete and accurate list of (i) the number of shares held by each Seller, and (ii) the holders of the Options and their eligibility to obtain Company Common Stock. Except for the Options, the Shares and Buyer's rights hereunder and except as set forth on Schedule 3.2,
                                     ------------

          (a) there are outstanding

              (i) no other securities of the Company (whether of a debt, equity or hybrid nature), and

              (ii) no rights, warrants or options to acquire, exchange or convert securities of the Company, and

          (b) neither the Sellers nor the Company is subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire the Shares or any other securities of the Company.

     Except as set forth in Schedule 3.2 or 3.32, there are no outstanding
                            --------------------
or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, registration or transferability of the Shares between or among the Company and any of its stockholders and/or, to the Company's knowledge, between or among any of the Company's stockholders.

     Except for the subsidiaries described in Section 2.10(a), the Company has no other subsidiaries and does not own, directly or indirectly, any shares of capital stock or any equity investment or other equity interest in or have any commitment to acquire any such interest in, any other corporation, partnership, limited liability company, association or other business organization or entity.

     3.3. CORPORATE EXISTENCE AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each state in which the ownership or leasing of its properties or the conduct of its Business makes it necessary to qualify, except where the failure to so qualify would not have a Material Adverse Effect. Schedule 3.3 hereto sets forth the jurisdictions in which the
        ------------
Company is qualified as a foreign corporation. The Company has the corporate power and authority to own or lease and operate its properties and assets and conduct the Business as currently conducted. The addresses for each office, plant and/or other domestic site at which the Company conducts the Business is set forth on Schedule 3.3.
                         ------------

     3.4. FINANCIAL.

          (a) Attached hereto as Schedule 3.4(a) are the following (the
                                 ---------------
"Financial Statements"):

              (i) the audited consolidated Balance Sheets of the Company and its subsidiaries as of December 31, 2000, December 31, 2001, December 31, 2002, and the related consolidated Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows for the fiscal years then ended, together with the related footnotes and accountant reports thereon;
and

              (ii) the unaudited balance sheet of the Company as of February 28, 2003 (the "Interim Balance Sheet"), and the related income statement for the two (2) month period then ended (including the detail provided therefrom) (collectively, the "Interim Financial Statements").

          (b) The Financial Statements:

              (i) were derived from and prepared in accordance with the books and records of the Company,

              (ii) are true, correct and complete in all material respects and present fairly, in all material respects, the financial position and results of operations of the Company at the dates and for the periods indicated. The information reflected in the Financial Statements was prepared in accordance with Accounting Principles (except, in the case of the Interim Financial Statements, for the absence of year-end adjustments and footnote disclosure), and

              (iii) disclose all of the assets and reflect or reserve against all liabilities (whether fixed or contingent) of the Company as of the dates of such Financial Statements (other than assets or liabilities which are not required by Accounting Principles to be disclosed, reflected or reserved, as the case may be, on the Financial Statements, including the potential liability disclosed on Schedule 3.30).
                       -------------

     There has been no change in accounting methods or practices during the years covered by the Financial Statements, except as required by Accounting Principles or by applicable law. Except as set forth on Schedule 3.4(b),
                                                        ---------------
since December 31, 2002, there has not been any change in the financial condition or results of operations of the Company from that shown on the Financial Statements that would constitute a Material Adverse Effect.

          (c) The Company has provided Buyer with projections for the expected financial results of the Company through its 2006 fiscal year which are attached as Schedule 3.4(c) (the "Company Projections"). Subject to the
            ---------------
qualifications set forth in Section 4.6 hereof, the Company Projections were prepared in good faith and are based upon assumptions and estimates that the Company's management believed to be reasonable at the time of preparation.
The Company has no knowledge of any matters specific to the Company or its Business that would indicate or imply a material and adverse change to these projections.

     3.5. PROPERTY. Except as set forth on Schedule 3.5,
                                           ------------

          (a) the Company is and will be on the Closing Date the sole owner of all right, title and interest in and to all assets reflected on the Interim Balance Sheet as owned or acquired after the date thereof, and has and will have on the Closing Date good and marketable title to, or a valid right to use same; except in each case for Permitted Liens, for assets sold in the ordinary course of business since the date of the Interim Balance Sheet and for defects in title that do not result in a Material Adverse Effect; and

          (b) none of such assets of the Company are subject to any Liens except:

              (i) Liens reflected on the Interim Balance Sheet or Liens incurred since the date of the Interim Balance Sheet in the ordinary course of business;

              (ii) Liens for Taxes not yet due or being contested in good faith; mechanics, warehousemen and materialmen Liens not unusual in nature or material in amount; Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property; pledges and deposits made in the ordinary course of business; and Liens, that do not result in a Material Adverse Effect;

              (iii) the Bank Liens (which will be satisfied, in full, at or prior to Closing)

              (iv) Liens arising in the ordinary course of business as a result of progress payments received under Government Contracts
(collectively, "Permitted Liens").

     Except as set forth on Schedule 3.5, no material tangible assets of the
                            ------------
Business (including raw materials and inventory) are in the possession of others and the Company holds no property on consignment in connection with the Business.

     Schedule 3.5 lists all of the real property and improvements that are
     ------------
owned by the Company except with respect to the Excluded Assets. There are no imperfections of title or other encumbrances which affect the marketability of any such property or impair the use of such property in the Business as presently conducted except for those matters that do not have a Material Adverse Effect on such real property.

     Schedule 3.5 lists all of the real property and improvements that are
     ------------
leased by the Company (along with a summary of the lease terms) except with respect to the Excluded Assets. With respect to such leased real property,
(i) the Company has good, valid and presently existing leasehold interests to all such leased real property, and in each case, such properties are held under valid enforceable leases (subject to Bankruptcy Laws and Equitable Principles), (ii) except as set forth on Schedule 3.14(b), the Company has
                                         ----------------
performed all material obligations required to be performed by it to date under said leases and possesses said premises under said leases, and (iii) except as set forth on Schedule 3.14(b), none of the other parties to said
                       ----------------
leases are, to the knowledge of the Company, in material default under or in material breach of their obligations under said leases. Except as otherwise set forth on Schedule 3.5, to the Company's knowledge, all of the real
             ------------
property owned by the Company (and improvements thereon) and the premises leased by the Company are, in all material respects, in reasonably good condition and repair, ordinary wear and tear excepted. To the knowledge of the Company, all of the buildings and real property improvements, owned, leased or otherwise used by the Company do not violate any applicable building code, zoning ordinance or other Law in any material respect.

     Schedule 3.5 lists (i) all of the Company's depreciable personal
     ------------
property as of the date of the Interim Financial Statements and the location of such items, and (ii) all of the Company's leased personal property, and the respective lessors hereof. With respect to the Company's leased personal property, (i) such properties are held under valid and enforceable leases,
(ii) except as set forth in Schedule 3.14(b), the Company has performed all
                            ----------------
material obligations required to be performed by it to date under said leases, and (iii) except as set forth in Schedule 3.14(b), none of the other
                                         ----------------
parties to said leases are, to the knowledge of the Company, in material default under or in material breach of their obligations under said leases. Except as otherwise set forth in Schedule 3.5, all vehicles, machinery,
                                 ------------
equipment, apparatus, fixtures and
other personal property, whether owned or leased by the Company, are, in all material respects, in reasonably good condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put and have been regularly maintained, in all material respects.

     3.6. STOCK RECORD AND MINUTE BOOKS; DIRECTORS AND OFFICERS. The stock record books and minute books of the Company are current and true and correct in all material respects. True, correct and complete copies of the certificate of incorporation and bylaws (and all amendments thereto) of the Company, shareholder and Board of Directors minutes of meetings (or unanimous consents taken in lieu of meetings) conducted to date and copies of the certificates evidencing the Shares, have been previously furnished to Buyer. Schedule 3.6 lists the directors and executive officers of the
       ------------
Company.

     3.7. TAXES.

          (a) The Company:

              (i) has timely and properly filed with the appropriate Government entity all income Tax Returns and all other Tax Returns which were required to have been filed prior to the date of this Agreement (taking into account any extensions of the time for filing such Tax Returns), and

              (ii) has paid in full all Taxes required to have been paid prior to the date of this Agreement, except to the extent such Tax liabilities are reflected on the Interim Financial Statements as current liabilities or are not required by Accounting Principles to be reflected on the Interim
Financial Statements. All income and other Tax Returns filed or caused to be filed by the Company are correct and complete in all material respects.

          (b) The Company has complied in all material respects with all Laws relating to the withholding of Taxes and the payment thereof and has timely and properly withheld from employee wages and paid over to the proper Government entity all amounts required to be withheld and paid over under applicable Law.

          (c) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension has not expired.

          (d) To the Company's knowledge, there is no currently pending and the Company has not received notice of any potential examination or audit pertaining to, or claims for, Taxes or assessments against the Company by any taxing authority in respect of any taxable period to date.

          (e) True, correct and complete copies of the Company's 1999, 2000 and 2001 federal income Tax Returns have been previously furnished to Buyer.

          (f) No deductions by the Company for severance payments are or will be subject to limitation based on the "golden parachute provisions" of Code
Section 280G in connection with or resulting from the transactions contemplated by this Agreement.

           (g) The Company has no liability for any Tax obligations of any taxpayer other than the Company (including, without limitation, any current or former Affiliate of the Company).

     3.8. ACCOUNTS RECEIVABLE. All the accounts receivable reflected in the Interim Financial Statements (whether shown as billed or unbilled) and any accounts receivable arising between the date of such Interim Financial Statements and the Closing Date arose or will have arisen in the ordinary course of business and represent (or will represent) bona fide obligations owing to the Company from the applicable account debtor. Except as set forth on Schedule 3.8, to the Company's knowledge, such accounts receivable are
   ------------
not and will not be on the Closing Date subject to any valid counterclaim, set-off, defense or Lien (except for Permitted Liens). The reserves for doubtful accounts set forth on the Interim Financial Statements have been established in accordance with Accounting Principles.

     3.9.  INVENTORIES. Except as set forth on Schedule 3.9 and except with
                                               ------------
respect to the Excluded Assets, there are no physical inventories held or owned by the Company at any location not owned or leased by the Company and no inventory is held by Company on consignment from others. Except as set forth on Schedule 3.9, the Company's inventory, in all material respects, is
         ------------
usable and saleable in the ordinary course of business and exists in quantities which do not materially exceed levels which are reasonable in the present circumstances of the Business and such will be the case on the Closing Date.

     3.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, except as disclosed on the Interim Balance Sheet or as set forth on Schedule 3.10 or
                                                          -------------
the other Schedules hereto, there has not been:

           (a) Any event, occurrence, development or state of circumstances or facts involving the Company which has had a Material Adverse Effect;

           (b) Any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, consultant or employee of the Company other than in the ordinary course of business consistent with past practice, or in any benefits granted under any Plan with or for the benefit of any such shareholder, director, officer, agent, consultant or employee other than in the ordinary course of business consistent with past practice;

           (c) Except in connection with the transactions contemplated by this Agreement, any sale, transfer or other disposition of any of the Company's material assets (tangible or intangible) or any other similar material transaction entered into or carried out by the Company other than in the ordinary course of business;

           (d) Any increase in the amount of indebtedness or liabilities of the Company other than in the ordinary course of business and in amounts and on terms consistent with past practice; or any endorsement, assumption, or guarantee of payment or performance of any loan or obligation of any other Person by the Company;

           (e) Any material change made by the Company in its methods of doing business or of accounting or in the manner in which the Company keeps its books and records, other than as required by Accounting Principles or by applicable law;

           (f) Any termination or termination threatened in writing, or substantial modification of the relationship of the Company with any material customer or supplier;

           (g) Except in connection with the transactions contemplated by this Agreement, any cancellation of any material indebtedness (individually or in the aggregate) owing to the Company or the waiver or release by the Company of any claims or rights of material value;

           (h) Other than permitted distributions to shareholders, any declaration or payment of any dividend of any kind or the making of any distribution in respect to the Company's capital stock;

           (i) Any written cure, show cause, or termination notices received by the Company with respect to any Material Contract or any Government
Contract;

           (j) Any commitment by the Company to make any capital expenditure in excess of Two Hundred Fifty Thousand Dollars ($250,000) per item or One
Million Dollars ($1,000,000) in the aggregate;

           (k) The execution by the Company of any contract (or lease) or any material amendment to any contract (or lease) to which the Company is party or by which the Company is bound and for which the Company's aggregate obligations to pay money thereunder would be in excess of Two Hundred Fifty Thousand Dollars ($250,000); or

           (l) Any binding commitment or agreement by Sellers or the Company to do any of the foregoing items (b) through (k).

     3.11. NO BREACH OF LAW OR GOVERNING DOCUMENT. Except as set forth on
Schedule 3.11, the Company is not in default under or in material breach or
-------------
violation of any Law or the provisions of any Government permit, franchise, or license, or any provision of its certificate of incorporation or its bylaws. Except as set forth on Schedule 3.11, the Company has not received
                               -------------
any written notice during the past five (5) years alleging any such material default, breach or violation which has not been finally resolved. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provisions of the certificate of incorporation or bylaws of the Company,
(ii) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with any Law applicable to the Company or any judgment, decree, order or award of any court, governmental body or arbitrator to which the Company is a party or may be bound, or (iii) except as otherwise expressly disclosed in this Agreement or on any of the Schedules hereto, violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any material liability or obligation, or result in the creation or imposition of any Lien upon the Shares or the assets of the Company under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which the Company is a party

(including, without limitation, the Government Contracts and Material Contracts) or to which the Company may be bound or affected or to which the Shares or the assets of the Company may be subject; except, in the case of
(ii) and (iii), where such breach, violation, default, conflict, termination, acceleration, creation or imposition would not reasonably be expected to result in a Material Adverse Effect.

     3.12. LITIGATION. Except as set forth on Schedule 3.12, there is no
                                              -------------
suit, claim, litigation, investigation, inquiry, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution) or other action pending or, to the knowledge of Company, threatened against the Company in connection with the Business or otherwise (each a "Proceeding"). The Company is not subject to any unsatisfied judgment, order or decree entered in any lawsuit or proceeding. To the Company's knowledge, none of the Sellers have any claim against the Company, for whatever reason, either as a stockholder, director, officer, employee or otherwise. There is no pending suit, claim, litigation or other proceeding against any Person based in whole or in part on the fact that such Person is or was a director or officer of the Company nor is the Company aware of any such contemplated action. There is not now pending any suit, claim, litigation or other proceeding that the Company has commenced against another Person nor is the Company aware of any such contemplated action.

     3.13. ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.13
                                                         -------------
hereto, to the knowledge of the Company:

           (a) the Company is in compliance in all material respects with all applicable Environmental Laws, and the Company has not received any written notice or demand from a Government entity, citizens' group or other Person which is currently pending, alleging a material violation of any Environmental Law, ordering or requesting that steps be taken to remedy any environmental condition on or at the Company's facilities (or elsewhere), or claiming that the Company is responsible for damages, losses, penalties, fines, liabilities, costs and expenses of any kind or nature (including attorneys' fees) as a result of the existence of hazardous materials or substances upon, about or underneath any of the Company's current or former facilities or migrating or threatening to migrate to or from any such facilities.

           (b) the Company has all material permits and other authorizations required under the Environmental Laws, and the Company is in compliance with all such permits and other authorizations;

           (c) no conditions were created by the Company at any facility currently or formerly owned, leased or operated by the Company during the period of the Company's ownership, lease or operation of such facility that require remediation of any material nature under any Environmental Law;

           (d) the Company has not received any notice or demand which is currently pending under any Environmental Law as a result of the offsite disposal of any hazardous material or waste by the Company.

           (e) the Company has not placed or caused to be placed on any facilities currently or formerly owned, leased, occupied or operated by the Company any underground storage tanks nor is the Company aware of any such underground storage tanks having been placed on or underneath any of such facilities at any time by any Person.

     3.14. CONTRACTS.

           (a) Set forth on Schedule 3.14(a) is a list of each written or oral
                            ----------------
contract, agreement, lease, indenture and evidence of indebtedness to which the Company is a party which involves any of the following:

               (i) a guarantee, contingent liability or indemnity involving an obligation or potential obligation in excess of Two Hundred Fifty Thousand Dollars ($250,000),

               (ii)   a power of attorney,

               (iii)  a sharing of payments or joint venture,

               (iv) a sales agency, representation, distributorship, supply or franchise arrangement which is not terminable on not more than sixty (60) days' notice without penalty,

               (v) material restrictions imposed on the Company regarding competition or solicitation of customers or employees,

               (vi)   collective bargaining or union representation,

               (vii) a payment (or repayment) obligation in excess of One Hundred Thousand Dollars ($100,000),

               (viii) a material lease or other contractual commitment with a remaining term in excess of three (3) years or with aggregate outstanding obligations in excess of Two Hundred Fifty Thousand Dollars ($250,000),

               (ix) employment, consulting and independent contractor agreements to which the Company is a party,

               (x) any written or oral agreement or other commitment with an Affiliate of the Sellers,

               (xi) any agreement with respect to the treatment of confidential information furnished by or to the Company, or

               (xii) any contract, agreement, arrangement and commitment of any kind (other than Government Contracts) to which the Company is a party regarding commercial transactions involving the Company's products and services and involving payments to or from the Company in excess of Two Hundred Fifty Thousand Dollars ($250,000) (collectively, the foregoing being the "Material Contracts").

           (b) Each of the Material Contracts is a valid, binding and enforceable obligation of the Company and the other parties thereto, subject to Bankruptcy Laws and Equitable Principles. Except as indicated on
Schedule 3.14(b),
----------------

               (i)  the Company is not, and

               (ii) to the knowledge of the Company, no other party to a Material Contract is, in material default under or in material breach or violation of any Material Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute a material default under any Material Contract, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a material default, breach or violation, cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Company's assets or the Shares, or require any party's consent or approval thereunder.

           (c) Set forth on Schedule 3.14(c) is a list of each written or oral
                            ----------------
contract (or subcontract), lease (or sublease) or other agreement, commitment, liability or obligation (i) between the Company and any of its and/or the Sellers' Affiliates, and (ii) between the Company and any of the Sellers and (iii) between the Company and a Seller's Family Member, in all cases not otherwise expressly disclosed as such herein (including on a Schedule hereto).

     3.15. GOVERNMENT CONTRACTS. Set forth on Schedule 3.15 is a list of
                                              -------------
each Government Contract.

           (a) Schedule 3.15(a) identifies each Government Contract with respect
               ----------------
to which:

               (i) the Company is in material breach or with the passage of time or the giving of notice, or both, the Company would be in material breach;

               (ii) the Company expects to recognize a loss at the gross profit level (determined on a basis consistent with the Accounting Principles) in connection with such contract or any option thereof;

               (iii) full funding (pursuant to multi-year contract provisions) has not been established;

               (iv) there has been a material amendment since December 31, 2002, other than in the ordinary course or business;

               (v) to the Company's knowledge, the other party(ies) to the Government Contract are in material breach or with the passage of time or the giving of notice, or both, such other party(ies) would be in material breach; or

               (vi) the consent or approval of the other party(ies) to the Government Contract is required in connection with the consummation of the transactions contemplated by this Agreement.

     Schedule 3.15(a) further briefly describes the circumstances with
     ----------------
respect to any of the above described disclosures.

           (b) Except as set forth on Schedule 3.15(b):
                                      ----------------

               (i) to the Company's knowledge, there are no audits (other than those conducted in the ordinary course of business) of any Government Contracts being conducted by the U.S. Government, a prime contractor or any other party to any Government Contract;

               (ii) except to the extent finally resolved (and except for any liability relating thereto paid or reflected on the Interim Balance Sheet), to its knowledge, the Company has not, with respect to any Government Contracts, received during the past two (2) years:

                     (A) any written cure notice or show cause notice (as defined in the Federal Acquisition Regulations Part 49) pursuant to applicable contract default provisions or notice of default;

                     (B) any written contract termination, whether for default, convenience, cancellation or lack of funding or other reasons;

                     (C) any written final decision or unilateral modification assessing a price reduction, penalty or claim for damages or other remedy;

                     (D) any written claim based on assertions of defective pricing or violations of government cost accounting standards or cost principles; or

                     (E) any written request for an equitable adjustment of, or claim concerning, such contracts by any of the Company's customers, subcontractors or suppliers;

               (iii) Company has not, within the past five (5) years, with respect to any Government Contract, received any written notice of any investigation or enforcement proceeding of a criminal, civil or administrative nature by any investigative or enforcement agency of any Government (including any qui tam action brought under the Civil False
                          --- ---
Claims Act alleging any irregularity, misstatement or omission arising under or relating to any Government Contract); and

               (iv) there exist no financing arrangements with respect to performance of any current Government Contract.

           (c) Except as set forth on Schedule 3.15(c), neither the Company, nor
                                      ----------------
any of the Company's officers or, to the Company's knowledge, employees, is suspended or debarred from doing business with the U.S. Government or is the subject of a finding of nonresponsibility or ineligibility for U.S.
Government contracting, and to the Company's knowledge, there are no circumstances that would warrant the institution of suspension or debarment proceedings against the Company or any of its officers or employees.

           (d) Except as set forth on Schedule 3.15(d):
                                      ----------------

               (i) neither the Company nor any of its directors or officers, or, to the Company's knowledge, any of the Company's employees, consultants or agents, is or during the past two years has been under administrative, civil or criminal investigation or indictment by the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid, and

               (ii) during the past two (2) years, neither the Company nor, to the Company's knowledge, any Affiliate of the Company has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government with respect to any allegation of any material irregularity, misstatement or omission arising under or relating to a Government Contract or Bid.

           (e) Except as set forth on Schedule 3.15(e), there are not
                                      ----------------

               (i) any material claims pending or, to the Company's knowledge, threatened against the Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract, and

               (ii) any material disputes before a court or administrative agency between the Company and the U.S. Government under the Contract Disputes Act or any other statute or regulation or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Except as set forth on Schedule 3.15(e), subsequent
                                                ----------------
to December 31, 2002, the Company has not received any draft or final post award audit report.

           (f) Except as set forth on Schedule 3.15(f), to the Company's
                                      ----------------
knowledge, all material test and inspection results provided by the Company to the U.S. Government or to any other Person pursuant to any Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured by the Company were complete and correct in all material respects as of the date so provided. Except as set forth in the
Schedule 3.15(f), the Company has provided all material test and inspection
----------------
results to the U.S. Government or to any other Person pursuant to a Government Contract as required by U.S. law and the terms of the applicable Government Contracts.

           (g) With respect to each and every Government Contract and Bid to which the Company is currently a party, and except as otherwise set forth in any Schedule referenced in this Section 3.15, to the Company's knowledge (i) the Company has complied in all material respects with all terms and conditions of each Governmental Contract and Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company has complied in material respects with all requirements of Laws pertaining to any Government Contract or Bid;
(iii) all representations and certifications executed, acknowledged or set forth in or pertaining to a Government Contract or Bid in all material respects, are accurate and complete as of their effective date, and the

Company has complied in all material respects with such representations and certifications including, without limitation, all representations and certifications required by or relating to any and all Laws and the regulations and rules relating to the submission of progress payment requests; (iv) no material cost incurred by the Company has been disallowed; and (v) no material amount of money due to the Company from the Government has been withheld or set off or been the subject of any attempt to withhold or set off.

           (h) Except as set forth on Schedule 3.15(h), to its knowledge, the
                                      ----------------
Company is in material compliance with all of its obligations relating to the customer furnished items under the terms of Government Contracts to which it is a party, including, but not limited to, government furnished equipment, government furnished property, government furnished information and like categories of customer furnished assets provided by the Government in such Government Contracts.

           (i) Except to the extent prohibited by the Industrial Security Manual for Safeguarding Classified Information, Schedule 3.15(i) sets forth all
                                         ----------------
facility security clearances held by the Company and all personal security clearances held by any officer or employee of the Company.

           (j) Except as set forth on Schedule 3.15(j), the Company's cost
                                      ----------------
accounting and procurement systems with respect to Government Contracts are, to its knowledge, in compliance in all material respects with all governmental regulations and rules.

           (k) Except as set forth on Schedule 3.15(k), to the knowledge of the
                                      ----------------
Company, the Company has current advance agreements with its customers for the allocation and reimbursement of independent research and development expenses ("IR&D") and the IR&D expenses incorporated in the pricing of the Company's Government Contracts are fully reimbursable and allocable at substantially the rate specified in said agreement.

     3.16. INTELLECTUAL PROPERTY.

           (a) Other than the Excluded Assets, Schedule 3.16(a) contains a list of all registered trademarks, service marks, copyrights and patents, and all applications therefor, included in the Intellectual Property owned by the Company (the "Company Owned Intellectual Property"), specifying as to each, as applicable:

               (i)   the nature of such Intellectual Property;

               (ii)  the owner of such Intellectual Property; and

               (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers.

     Schedule 3.16(a) contains a list of all non-Company Owned Intellectual
     ----------------
Property licensed to the Company or which the Company has authority to use in connection with the operations of the Business (other than Commercial Software) specifying as to each, as applicable:

               (iv)  the nature of such Intellectual Property;

               (v)   the licensees or owner of such Intellectual Property; and

               (vi) the agreement or contract under with such Intellectual Property is licensed to the Company

     Schedule 3.16(a) contains a list of all material licenses, sublicenses
     ----------------
and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use the Intellectual Property or any other material rights of the Company with respect to intellectual property.

           (b) Except as disclosed on Schedule 3.16(b),
                                      ----------------

               (i) there has been no claim made against the Company asserting the invalidity, misuse or unenforceability of any of the Intellectual Property, nor to the Company's knowledge have there been any actions or other judicial or adversary proceedings involving the Company concerning the Intellectual Property, nor to the knowledge of the Company, is any such action or proceeding threatened,

               (ii) the Company is not aware of any current infringement or misappropriation of any of the Company Owned Intellectual Property,

               (iii) to the knowledge of the Company, the Company has not infringed or misappropriated any intellectual property or proprietary right of any other person, and there are no Liens imposed against the Company and affecting the Intellectual Property (except as otherwise expressly disclosed in Section 3.5) and the Company has the right and authority to use (x) each item of Company Owned Intellectual Property in connection with the conduct of the Business and, (y) each item of non-Company Owned Intellectual Property in connection with the conduct of the Business, subject to the terms and limitations of the license agreements or other agreements or instruments by which the rights to use such non-Company Owned Intellectual Property were granted.

     3.17. LABOR MATTERS.

           (a) Except as set forth on Schedule 3.17(a), there is no collective
                                      ----------------
bargaining, representation or similar agreement or arrangement to which the Company is a party or by which it is bound.

           (b) Except as set forth on Schedule 3.17(b):
                                      ----------------

               (i) The Company is not aware of any currently pending charge before the National Labor Relations Board (or any counterpart state agency) that the Company has engaged in any unfair labor practice;

               (ii) There is no labor strike, dispute, slowdown, or stoppage pending or, to the knowledge of the Company, threatened against the Company;

               (iii) No collective bargaining agreement is currently being negotiated and, to the knowledge of the Company, no organizing effort is currently being made with respect to the Company's employees; and

               (iv) To the knowledge of Company, there is no basis for which a material claim may be made against the Company under any collective bargaining agreement to which the Company is a party.

               (v) To the knowledge of the Company, no current or former employee of the Company has any valid claim against the Company on account of or for

                     (A) overtime pay, other than overtime pay for the current payroll period,

                     (B) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period,

                     (C) vacation, time off or pay in lieu of vacation or time off, other than as may be accrued on the books and records of the Company in accordance with the Accounting Principles or earned in respect of the current fiscal year, or

                     (D) any violation of any Law relating to minimum wages or maximum hours of work; except, however, to the extent that any of the foregoing is reflected on the Interim Balance Sheet.

           (c) Schedule 3.17(c) lists all employees of the Company, together
               ----------------
with their respective job titles, dates of employment, rates of compensation (including any increases in compensation since December 31, 2002 other than in the ordinary course of business) and office location. Except as otherwise disclosed in the Schedules hereto, the Company has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no charge or complaint actually pending or to the knowledge of the Company, threatened against the Company before the Equal Employment Opportunity Commission or the Department of Labor, or any state or local agency of similar jurisdiction. Except as otherwise noted on
Schedule 3.17(c), the employment of all persons employed by the Company is
----------------
terminable at will, without any penalty or severance obligation of any kind on the part of the Company.

     3.18. EMPLOYEE BENEFIT MATTERS.

           (a) Schedule 3.18(a) lists all Plans maintained by the Company.
               ----------------

           (b) Each Plan has been administered in material compliance with its terms and, to the extent applicable, with ERISA or other Law applicable to any Plan. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to qualify under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (a copy of which has been made available to Buyer) covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or will apply to the Internal Revenue Service for such a favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code. Nothing has occurred that would likely result in and no action or proceeding is pending or threatened which, to the knowledge of the Company, is likely to result in the loss of such exemption or qualification except for amendments required by the Code for which the remedial amendment period remains open.

           (c) No Plan is a multi-employer plan (as defined in Section 3(37) of ERISA) and the Company has not contributed to nor ever has been obligated to contribute to any multi-employer plan.

           (d) To the Company's knowledge, except as set forth on
Schedule 3.18(d), there have been no prohibited transactions within the
----------------
meaning of Sections 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Plan and which would result in a material liability to the Company. No reportable event within the meaning of Section 4043 of ERISA (other than those for which reporting is waived) has occurred with respect to any Plan subject to Title IV of ERISA. With respect to each Plan, all payments due from the Company to date have been made and all amounts properly accrued to date as liabilities of Company which have not been paid have been properly recorded on the books of the Company and are reflected on the Interim Balance Sheet.

           (e) Except as specified on Schedule 3.18(e), no Plan provides death
                                      ----------------
or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of services other than:

               (i) continuation coverage mandated by Section 4980B of the Code or other Law;

               (ii) death or pension benefits under any Plan that is an employee pension benefit plan;

               (iii) deferred compensation benefits accrued as liabilities on the Interim Balance Sheet;

               (iv) disability benefits under any Plan that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise;

               (v)   benefits in the nature of severance pay; or

               (vi) rights to convert to an individual policy of insurance pursuant to the terms of an insurance contract under a Plan.

           (f) Except as set forth on Schedule 3.18(d), to the Company's
                                      ----------------
knowledge, there has been no act or omission by Company with regard to the Plans that has given rise to any material fines, penalties, or taxes under
Section 502(c) of ERISA or Chapter 43 of the Code.

           (g) Except as set forth on Schedule 3.18(g), neither the execution
                                      ----------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any severance, termination, golden parachute or other payment becoming due to any former or current employee of the Company or any of its Affiliates or cause an increase in the amount of compensation due to any such employee or former employee; or (ii) increase or affect the calculation of the amount of any benefits otherwise payable under any Plan or result in any acceleration of the time of payment or vesting of any such benefits.

     3.19. PRODUCT LIABILITY. Except as described on Schedule 3.19, no
                                                     -------------
material claim or allegation of personal injury, death, or property or economic damages, claim for punitive or exemplary damages, claim for contribution or indemnification, or claim for injunctive relief in connection with any product manufactured, sold or distributed by the Company has been asserted in writing against the Company and the Company is not aware of the basis for any such claim.

     3.20. APPROVALS AND FILINGS. None of the Sellers nor the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government or other Persons for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby except for

           (a) compliance with the applicable provisions of HSR, if required,

           (b) compliance with the Exon-Florio Amendment (as defined in Section 4.3), if required,

           (c) any necessary approvals of the U.S. Government relating to Government Contracts as listed on Schedule 3.15(a),
                                  ----------------

           (d) the landlord consents and other approvals set forth on
Schedule 3.20, and
-------------

           (e) approvals, consents, authorizations, declarations or filings which the failure to make or obtain would not result in a material liability to the Company or materially impair or hinder the Company's operations after the Closing Date.

     3.21. BROKERS, FINDERS. Except as set forth on Schedule 3.21, no
                                                    -------------
finder, broker, agent, consultant or other intermediary, acting on behalf of Sellers or the Company, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

     3.22. CERTAIN UNLAWFUL PRACTICES. In the five (5) year period preceding the date of this Agreement, the Company has not nor, to the knowledge of the Company, has any officer, employee or agent of the Company nor has any person acting on any of their behalf, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including, but not limited to, violation of any anti-trust law) or received or retained any such gift or similar benefit, which in any case would subject the Company to any material damage or penalty in any civil, criminal or Government litigation or proceeding or which would be grounds for termination or modification of any Government Contract or any Material Contract.

     3.23. BANK ACCOUNTS. Schedule 3.23 contains an accurate and complete
                          -------------
list of (i) the names and addresses of each bank or other financial institution in which the Company has an account; (ii) the account numbers of such accounts; and (iii) the authorized signatories on each such account.

     3.24. DISCLOSURE. The representations and warranties of the Company or the Sellers set forth in this Agreement or any certificate or agreement to be furnished to Buyer by or on behalf of the Company or the Sellers at the Closing pursuant hereto, do not contain or will not at the Closing contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

     3.25. INSURANCE. Schedule 3.25 includes a summary description of all
                      -------------
insurance policies covering the Business, which description includes the properties or liabilities covered, the insurer, the amount and period of coverage and any additional insureds and loss payees. The Company has not received any notice or other communication within one (1) year prior to the date hereof canceling or materially amending or materially increasing the premium payable under any of such insurance policies and to the knowledge of the Company, no such cancellation, amendment or an increase of premiums is threatened. There remains no outstanding written requirements or recommendations of any insurance company or any governmental authority pertaining to any material repairs or other material work to be done on or with respect to any of the Company's properties.

     3.26. ENTIRE BUSINESS The assets, properties, licenses and agreements of the Company as they exist on the date hereof are all of the assets, properties, licenses and agreements necessary to conduct the Business in the manner in which it is presently being conducted.

     3.27. LICENSES AND PERMITS. The Company has all necessary federal, state, local and foreign licenses, permits and other governmental authorizations required for the conduct of the Business and the ownership of its properties as presently conducted and owned, other than licenses and permits which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

     3.28. BACK CHARGES, REBATES, ETC. Except as set forth on Schedule 3.28,
                                                              -------------
there are no material outstanding claims by customers for back charges, rebates, price reductions, credits or settlements, or for breaches of product or service warranties, or for product liability for products manufactured or sold by the Company.

     3.29. QUOTE LOG. Included on Schedule 3.29 is the quote log of the
                                  -------------
Company as of March 14, 2003, which quote log contains a list of all outstanding Bids or proposals for contract under which the value of services to be performed or goods to be provided by the

Company or the costs of goods to be sold by the Company is expected to exceed Two Hundred Fifty Thousand Dollars ($250,000).

     3.30. UNDISCLOSED LIABILITIES. The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued or reserved against and reflected on the Interim Balance Sheet, (b) liabilities which have arisen since the date of the Interim Balance Sheet in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period, (c) liabilities which would not be required by Accounting Principles to be reflected on a balance sheet, (d) liabilities incurred in connection with this Agreement and the agreements, documents, transactions, and instruments contemplated hereby, (e) liabilities that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, and (f) the liabilities set forth on Schedule 3.30 hereto.
         -------------

     3.31. DOCUMENTS. True, correct and complete copies of all documents creating or evidencing any Plan, Material Contract, Government Contract, agreement, lease, commitment or obligation described within this Article III have been furnished to Buyer.

     3.32. SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller severally makes the following representations and warranties to Buyer with respect to the Company in Section 3.32(b) and makes such other representations and warranties to Buyer in this Section 3.32 as to himself or herself only, as applicable, each of which is accurate on the date hereof and shall be accurate on the Closing Date provided that representations that are made as of a specified date shall speak only as of such date and except for changes that result from the transactions and events permitted or contemplated by this Agreement to occur following the date hereof and prior to Closing:

           (a) The Seller has all requisite power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by the Seller constitutes (or upon execution will constitute) valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to Bankruptcy Laws and Equitable Principles.

           (b) The Shares consist of 5,000 issued and outstanding shares of common stock of the Company, no par value. The Seller is the record (and beneficial) owner of all of the Shares indicated next to his or her name on
Schedule 3.2, free and clear of all Liens except for Liens as set forth on
------------
Schedule 3.32(b) which will be paid and/or satisfied in full at or prior to
----------------
Closing. No person (other than the Seller) has any power or right of any kind, to dispose of or direct the disposition of the shares or to vote or direct the voting of the shares indicated next to his or her name on
Schedule 3.2. To the Seller's knowledge, there are no agreements or
------------
understandings with respect to the transferability of Shares between the Sellers or between or among the Company and the Sellers. The Seller will transfer to the Buyer at Closing good and marketable title to the shares indicated next to his or her name on Schedule 3.2, free and clear of all Liens.
                                     ------------

           (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by the Seller will (i) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with any Law applicable to such Seller or any judgment, decree, order or award of any court, governmental body or arbitrator to which such Seller is a party or may be bound, or (ii) except as otherwise expressly disclosed in this Agreement or on any of the Schedules hereto, violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any material liability or obligation, or result in the creation or imposition of any Lien upon the Shares under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which such Seller is a party or to which such Seller may be bound or affected or to which his or her Shares, as the case may be, may be subject. Except for reimbursement of travel and other business related expenses incurred on behalf of the Company in the ordinary course of business, the Seller has no claim against the Company, for whatever reason, either as a stockholder, director, officer, employee or otherwise and after the Closing, neither the Company nor the Buyer shall have any further obligations owing to the Seller except to the extent expressly provided in this Agreement, or as otherwise agreed to in writing after the Closing between the Seller and the Buyer and/or the Company.

                                 ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

     Buyer hereby makes the following representations and warranties to the Company and each of the Sellers, each of which is accurate on the date hereof and shall be accurate on the Closing Date provided that representations that are made as of a specified date shall speak only as of such date and except for changes that result from the transactions and events permitted or contemplated by this Agreement to occur following the date hereof and prior to Closing. The disclosure in any Schedule referenced in any of the representations and warranties set forth below in this Article IV shall qualify only the corresponding Section of this Article IV, unless the disclosure contained in such Schedule contains such information so as to enable a reasonable person to determine that such disclosure qualifies or otherwise applies to other Sections of this Article IV and such information, as disclosed, would have been readily apparent to such person.

     4.1. AUTHORIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Missouri. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by Buyer constitute (or upon execution will constitute) valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to Bankruptcy Laws and Equitable Principles. This Agreement and all other agreements herein contemplated to be executed by the Buyer have been (or will be prior to the Closing) effectively authorized by all necessary action, corporate or otherwise, by the Buyer.

     4.2. INVESTMENT REPRESENTATIONS; BUYER'S STATUS. Buyer is acquiring the Shares for its own account, for investment and without any view to resale or distribution of the Shares or any portion thereof. Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

     4.3. GOVERNMENTAL APPROVALS AND FILINGS. Except for compliance if required, with the applicable provisions of the HSR and any applicable provisions of Sec. 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C. App. 2170) (the "Exon-Florio Amendment") and any other requirements (excluding approvals of the U.S. Government) as would not prohibit or materially affect the completion of the transactions contemplated hereby, Buyer is not required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

     4.4. BROKERS, FINDERS. Except as set forth on Schedule 4.4, no finder,
                                                   ------------
broker, agent, consultant or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

     4.5. NO BREACH OF LAW OR GOVERNING DOCUMENT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provisions of the articles of incorporation or bylaws of Buyer, (ii) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with any Law applicable to Buyer or any judgment, decree, order or award of any court, governmental body or arbitrator to which Buyer is a party or may be bound, or (iii) except as set forth on Schedule 4.5,
                                                       ------------
violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any material liability or obligation, or result in the creation or imposition of any Lien upon the assets of Buyer under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which Buyer is a party or to which Buyer may be bound or affected or to which the assets of Buyer may be subject; except, in the case of (ii) and (iii), where such breach, violation, default, conflict, termination, acceleration, creation or imposition would not have a material adverse effect on Buyer.

     4.6. COMPANY PROJECTIONS.

          (a) Buyer hereby acknowledges and agrees that: (i) the Company Projections were not prepared with a view towards compliance with published guidelines of the American Institute of Certified Public Accountants or the Accounting Principles, (ii) the Company Projections necessarily make numerous assumptions with respect to industry performance, general business, economic and political conditions, taxes, and other matters, many of which are beyond the Company's control and which may not prove to be correct;
(iii) the Company Projections involve certain risks and uncertainties, including risks and uncertainties faced by the Buyer which could cause the Company's actual results to differ materially from those projected in, or inferred by, the Company Projections; and (iv) the Company is not making any representation or warranty or guarantee that the Company Projections will be achieved.

          (b) Buyer represents and warrants that (x) it has had, during the course of the transaction and prior to the purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the Company, the Business and the Company

Projections and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access, and
(y) it has reviewed all of the materials provided to Buyer by the Company concerning the Company, the Business, and the Company Projections and has come to its own judgment concerning the Company, the Business, and the Company Projections.

                                 ARTICLE V
                      CONDITIONS TO BUYER'S OBLIGATIONS
                      ---------------------------------

     The obligations of Buyer at Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (unless waived in writing by Buyer):

     5.1. REPRESENTATIONS AND WARRANTIES. The Company's and Sellers' representations and warranties set forth in Article III shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date (without giving effect to modifications to the Schedules to this Agreement which are delivered by the Company or the Sellers to Buyer after the date hereof and on or before the Closing Date), provided, however, that representations and warranties which are made as of a specified date shall speak only as of such date, and except for (i) changes that result from the transactions and events permitted or contemplated by this Agreement to occur following the date hereof and prior to Closing and (ii) except for any inaccuracies which, individually or taken as a whole, would not reasonably be expected to result in a Material Adverse Effect.

     5.2. PERFORMANCE OF AGREEMENT. Sellers and the Company shall have fully performed and complied in all material respects with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to Closing.

     5.3. APPROVALS. All required consents and approvals from Governments and the other party(ies) to the Material Contracts and the consents and approvals from the parties listed on Schedule 3.20 shall have been obtained
                                     -------------
and all waiting periods required by Law shall have expired.

     5.4. NO ADVERSE PROCEEDING. No action shall have been instituted by a third party and remain pending before a grand jury or court or other Government entity

          (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby, or

          (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

     5.5. CERTIFICATES. Each of the Company and the Sellers shall have each delivered to Buyer at Closing a certificate of the Company and the Sellers, respectively, dated the Closing Date and in form reasonably acceptable to Buyer, to the effect that the conditions set forth in Sections 5.1 and 5.2, with respect to the Company or the Sellers, as the case may be, have been satisfied. Further, the Company shall have delivered to Buyer, dated the Closing Date and in form reasonably satisfactory to Buyer, a certificate that provides that (i) the copies of the Company's Articles of Incorporation and By-laws (and all amendments to each of such documents) attached to the certificate are true and complete copies of same and are in effect as of the Closing Date, and (ii) the schedule attached to the certificate, listing in reasonable detail the distributions made to the Seller from and after January 1, 2003 and up to the Closing, is true and correct.

     5.6. RESIGNATIONS. Sellers shall have delivered to Buyer at Closing the resignations, effective as of the Closing Date, of the officers of the Company listed on Schedule 5.6 and of the directors of the Company listed on
                  ------------
Schedule 5.6.
------------

     5.7. OPINION OF COUNSEL FOR SELLERS AND COMPANY. Buyer shall have received an opinion of counsel for the Sellers and the Company addressed to Buyer and dated the Closing Date, in substantially the form attached as Exhibit B hereto.
---------

     5.8. EXCHANGE OF OPTIONS. All of the holders of the Options shall have executed and delivered to the Company an Exchange Agreement and Release in substantially the form of Exhibit C pursuant to which, each of such Option
                          ---------
holders agrees to surrender their Options in exchange for their Cash Out Payment provided in Section 2.2(c) hereof.

     5.9. NON-COMPETE AGREEMENTS. Each of the Sellers shall have executed and delivered the Non-Compete Agreement in substantially the form of Exhibit D
                                                                     ---------
hereto (the "Non-Compete Agreements"). The parties agree that none of the Purchase Price is allocable to the Non-Compete Agreements, and each will file all Tax returns on that basis.

     5.10. CERTIFICATES OF GOOD STANDING. Sellers shall have delivered to Buyer at Closing Certificates of Good Standing for the Company from the Secretary of State of Maryland and each state in which the Company is qualified to do business as a foreign corporation.

     5.11. RELEASE OF LIENS. Buyer shall have received written confirmation that all of the Liens (other than Permitted Liens) encumbering any of the Company's assets, the Business or the Shares (including, without limitation, those Liens referred to in Section 3.32(b) and Schedule 3.32(b), the Bank
                           ---------------
Liens and any Liens associated with the Excluded Liabilities) have been released and/or Sellers shall have delivered (or cause to be delivered) to Buyer such documents and instruments that, when duly recorded or filed, as the case may be, will cause all such Liens to be fully released.

                                 ARTICLE VI
            CONDITIONS TO THE COMPANY'S AND SELLERS' OBLIGATIONS
            ----------------------------------------------------

     The obligations of the Company and Sellers at Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions (unless waived in writing by the Company and Sellers):

     6.1. REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties set forth in Article IV shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as though such representations and warranties were made at and as of such date and time (without giving effect to modifications to the Schedules to this Agreement which are delivered by Buyer to the Company or the Sellers after the date hereof and on or prior to the Closing Date), provided, however, that representations and warranties that are made as of a specified date shall speak only of such date, and except for (i) changes that result from the transactions and events permitted or contemplated by this Agreement to occur following the date hereof and prior to Closing and (ii) except for any inaccuracies which, individually or taken as a whole, would not reasonably be expected to have a material adverse effect on the Sellers.

     6.2. PERFORMANCE OF AGREEMENT. Buyer shall have fully performed and complied in all material respects with all covenants, conditions and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

     6.3. APPROVALS. All required consents and approvals from Governments and the other party(ies) to the Material Contracts and consents and approvals from the parties listed on Schedule 3.20 shall have been obtained
                                     -------------
and all waiting periods required by Law shall have expired.

     6.4. NO ADVERSE PROCEEDING. No action shall have been instituted by a third party and remain pending before a grand jury or court or other Government entity

          (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby, or

          (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

     6.5. CERTIFICATES. Buyer shall have delivered to Sellers at the Closing a certificate of Buyer executed by an executive officer of Buyer, dated the Closing Date and in form reasonably acceptable to the Sellers, to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied. Further, the Buyer shall have delivered to the Sellers, dated the Closing Date and in form reasonably satisfactory to Sellers, a certificate that provides that the copies of the Buyer's Certificate and Articles of Incorporation and By-laws (and all amendments to such documents) attached to the certificate are true and correct copies of same and are in effect as of the Closing Date.

     6.6. OPINION OF COUNSEL FOR BUYER. Sellers shall have received an opinion of counsel for the Buyer addressed to the Sellers and dated the Closing Date, in substantially the form attached as Exhibit E hereto.
                                                    ---------

     6.7. CERTIFICATE OF GOOD STANDING. Buyer shall have delivered to Sellers a Certificate of Good Standing for Buyer from the Secretary of State of Missouri.

     6.8. SATISFACTION OF BANK OBLIGATIONS. The Sellers shall have received written confirmation from each of the applicable financial institutions that the Bank Obligations have been settled in full, and the Sellers shall have been fully released, as applicable, by each such financial institution from any and all guaranty obligations of the Bank Obligations.

     6.9. EXCHANGE OF OPTIONS. All of the holders of the Options shall have executed and delivered to the Company an Exchange Agreement and Release in substantially the form of Exhibit C pursuant to which each of such Option
                          ---------
holders agrees to surrender their Options in exchange for their Cash Out Payment provided in Section 2.2(c) hereof.

                                ARTICLE VII
                     ADDITIONAL COVENANTS OF THE PARTIES
                     -----------------------------------

     7.1. CONDUCT OF BUSINESS BEFORE CLOSING. From the date hereof until the Closing, the Company shall operate the Business in the ordinary course of business, except for such acts which are otherwise expressly permitted or contemplated by this Agreement, and the Company shall, unless otherwise agreed by the Buyer in writing, (a) maintain its corporate existence in full force and effect, (b) not enter into any transaction material in nature or amount other than in the ordinary and usual course of business, (c) not order any unusual amounts of inventory of any kind or nature from any source other than is required for performance of contractual obligations, (d) take no actions to materially alter delivery dates, production schedules, shipment dates or the like from its normal course of business, (e) not amend its Certificate of Incorporation or By-laws, (f) not declare or pay any dividends of any kind or make any distributions in respect of the Company's capital stock, (provided, however, that distributions of the Company's income for periods prior to the Closing Date, the extinguishment of any loans or advances to Company's officers, directors or shareholders, or the divestiture of the Excluded Assets and Excluded Liabilities pursuant to
Section 2.10(a) and (b) shall be permitted), (g) make any loans or advances to officers, directors or shareholders of the Company (except for travel advances in the ordinary course of business), (h) pay in full all Taxes of the Company becoming due and payable prior to the Closing Date, or (i) not take any action, other than in the ordinary course of its business and consistent with past practices, which would require a material adverse change to the disclosures of the Company or the Sellers given under Article III, except that the award and payment of the Employee Bonuses shall be permitted. Further, the Company agrees to (i) use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it, (ii) maintain its records and books of accounts in a manner consistent with past practices, (iii) maintain its tangible assets and properties in good condition, order and repair, reasonable wear and tear excepted, (iv) preserve all of its rights in the Intellectual Property, and (v) pay its accounts payables and other obligations in the ordinary course of business consistent with past practice.

     7.2. ACCESS TO RECORDS.

          (a) Until the Closing and upon reasonable notice, the Company shall afford to authorized representatives of Buyer reasonable access during normal business hours to all personnel, premises, properties, books, records, Tax Returns and data of the Company. Further, Company will furnish Buyer and its representatives with copies of books, contracts, records and other documents and information concerning the Company and the Business, which Buyer may reasonably request. Until the Closing, the Company shall permit the Buyer and its agents, employees and contractors reasonable periodic access during normal business hours on and to the Company's various facilities for the purpose of conducting such surveys, inspections, audits, assessments, tests and analyses as may be reasonably desired by the Buyer. In the event the transaction contemplated hereby fails to close for any reason, Buyer shall repair any damage caused to Company's facilities by such testing and restore such facilities to their condition prior to such testing, reasonable wear and tear excepted.

          (b) Upon reasonable notice, from and after, and from time to time after, the Closing, Buyer shall cause the Company to afford, to authorized representatives of the Sellers reasonable access during normal business hours to such books, records, documents, information and personnel of the Company as the Sellers may reasonably request:

              (i) to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date,

              (ii) to prosecute or defend any litigation or investigation by any Government or any third Person (including without limitation Tax audits), or

              (iii) to prepare Sellers' Federal, state or local Tax Returns.

For a period of five (5) years from and after the Closing, neither Buyer nor the Company shall destroy any such books, records, documents, and information.

          (c) Upon Buyer's reasonable request from time to time after Closing, Sellers shall, upon reasonable notice, afford to authorized representatives of the Buyer and the Company reasonable access during normal business hours to any books, records, documents and information, including any financial records in Sellers' possession or under Sellers' control relating to the Company or the Business or otherwise relating to Buyer's rights and obligations hereunder or any other obligations of the Company.

          (d) Nothing in this Section 7.2 will obligate any Party to take actions that would unreasonably disrupt or interfere with the normal course of their businesses, violate the terms of any contract to which they are a party or to which they or any of their assets is subject or grant access to any of their proprietary, confidential or classified information (except to the extent required for purposes of defending or prosecuting any third party legal proceedings).

     7.3. HSR FILING. The Parties shall cooperate with one another

          (a) in determining whether an HSR filing is required in connection with the transactions contemplated by this Agreement, and

          (b) in making any such filing and furnishing information required in connection therewith. The filing fee for any such HSR filing shall be paid by Buyer.

     7.4. EXON-FLORIO AMENDMENT. If required, the Parties agree to use their best efforts to compile and provide the information and documentation necessary for filing a joint Exon-Florio Amendment notification with the Committee on Foreign Investment in the United States, as promptly as practicable after the date hereof. The Company shall use reasonable commercial efforts to initiate and obtain national interest determinations ("NID(s)") from each of the Company customers that hold contracts requiring access to "proscribed" classified information. Buyer agrees to use reasonable commercial efforts to advise and assist in obtaining these NID(s).

     7.5. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.

          (a) No Party to this Agreement shall issue any press release or make any public statement with respect to the terms hereof or the transactions contemplated hereby without the prior written consent of the other Parties, except as required by Law or by the rules and regulations of any national securities exchange on which the securities of Buyer or its Affiliates are listed; provided that, if a disclosure is determined by Buyer to be required by law or by the rules and regulations of any national securities exchange on which Buyer's or Affiliates securities listed, Buyer shall notify the other Parties hereto as soon as possible in advance of such disclosure and, to the extent practicable, give the other Parties a reasonable opportunity to review and comment on such disclosure.

          (b) The Parties' obligations under the Mutual Non-Disclosure Agreement dated November 5, 2002 (the "Confidentiality Agreement") remain in full force and effect; provided, however, that effective upon the Closing, such Mutual Non-Disclosure Agreement shall terminate with respect to information relating to the Business transferred hereunder.

          (c) After the Closing, (i) Sellers shall keep confidential, and cause their Affiliates and instruct their agents, representatives, consultants and advisors to keep confidential, all information relating to the Company, the Business, the Buyer and the Buyer's Affiliates, and (ii) Buyer and the Company shall keep confidential, and cause their Affiliates and instruct their agents, representatives, consultants and advisors to keep confidential, all information relating to the Sellers and each Seller's Affiliates; except in each case as required by Law or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section.

          (d) If any Party shall determine that it may be required by Law or administrative process to make a disclosure otherwise prohibited by this Section, it shall promptly so advise each other Party and shall cooperate with such other Parties and take such actions as shall be reasonably requested by such other Parties in order to prevent or limit such required disclosure.

     7.6. FURTHER ASSURANCES. The Parties shall cooperate and shall use their reasonable best efforts to take, or to cause to be taken, and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including, without limitation, using their reasonable best efforts to satisfy, or to cause to be satisfied, all of the conditions set forth in Articles V and VI hereof. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably requested by the other Parties to make effective the transactions contemplated hereby. In the event that consents, approvals or other authorizations or other acts contemplated by this Agreement have not been fully effected as of Closing, the Parties will continue after the Closing, without further consideration, to use their reasonable best efforts to carry out such transactions; provided, however, in the event that certain approvals, consents or other necessary documentation cannot be secured, then the Party having legal responsibility, ownership or other control shall act on behalf of the other Parties, without further consideration, to effect the essential intention of the Parties with respect to the transactions contemplated by this Agreement.

     7.7. KNOWLEDGE OF BREACH; CURRENT INFORMATION. Each Party shall advise the other Parties in writing promptly (and in any event prior to the Closing) of (i) the occurrence of any event which renders any of such Party's representations or warranties set forth herein inaccurate in any material respect or the awareness of such Party that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of such Party to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Between the date hereof and the Closing, Sellers will also cause the Company to provide Buyer promptly on becoming available copies of all operating reports and financial statements prepared by or for the Company. If any of the information disclosed on any of the Schedules of a Party hereto is (or becomes) incorrect, such Party shall prepare and deliver to the other Parties updated Schedules promptly after discovering same and prior to the Closing. If any matter arises after the date hereof which, had such matter existed or occurred on or prior to the date hereof, would have been required to have been disclosed on a Party's schedules, such Party shall prepare and deliver to the other Parties supplemental schedules prior to the Closing. Any supplemental schedules delivered pursuant to Section 7.7 shall be deemed to amend the delivering Party's Schedules, but shall not be effective for the purposes of Sections 5.1 or 6.1 hereof.

     7.8. TAX MATTERS.

          (a) Buyer will prepare and file, or caused to be prepared and filed, all Tax Returns for the Company that are due after the Closing Date, that include periods that end on or before or include the Closing Date, in a manner that is consistent with prior returns. Buyer shall have such tax returns prepared by Bormel, Grice & Associates or such other accountant or accounting firm as the Parties may otherwise agree in writing. Except for the Section 338 Election, no elections will be made that were not made in prior returns, and no elections made in prior Tax Returns will be changed without the prior written consent of the Sellers. Buyer shall provide
Sellers with copies of any such completed Tax Return at least forty-five
(45) days prior to the due date for filing (inclusive of any extensions) of such Tax Return, for Sellers review and approval. Sellers shall be deemed to have accepted the Tax Return unless Sellers deliver to the Buyers a written notice of disagreement within 10 days of receipt of the Tax Return. If
Sellers deliver such notice of disagreement, Sellers and Buyer will negotiate in good faith to resolve the items of disagreement. If Buyer and Seller do not reach agreement within ten (10) days of Buyer's receipt of Sellers' notice of disagreement, the procedures set forth in Section 7.9(e) shall apply. Sellers will be responsible for reporting and paying the Income Taxes due for any income passed through to them for any taxable period of the Company that ends on or before the effective time of the Closing (the "Pre-Closing Tax Period") by reason of the Company's S Corporation status prior to the Closing; provided, however, that if the Closing Date occurs on any date between May 2, 2003 and May 12, 2003, inclusive, Buyer shall indemnify the Sellers for any Income Taxes reported and paid by Sellers pursuant to this sentence relating to any profit attributable to the period May 1, 2003 through the Closing Date.

          (b) With respect to any taxable period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, Sellers will, and Buyer will cause the Company to, take all steps as are or may be reasonably necessary, including, without limitation, the filing of elections or returns with applicable taxing authorities, to cause such period to end on the Closing Date. Buyer will prepare and file all such Tax Returns. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of the Company that includes the Closing Date shall be allocated to Sellers for that portion of the taxable period up to and including the Closing Date and to the Buyer for the portion of the taxable period subsequent to the Closing Date. Sellers shall have access to such information as Sellers may reasonably request (including access to books, records and personnel) pursuant to Section 7.2(b) in order for the operations of the Company to be properly reported in Tax Returns, for the preparation for any Tax audit or for the prosecution or defense of any claims, suit or proceeding relating to Taxes for any Pre-Closing Tax Period.

          (c) Sellers and Buyer shall cooperate as and to the extent reasonably requested by any other Party hereto, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and (ii) to give any other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (d) Buyer will, upon receipt of notice by any taxing authority of an intention to audit the Company for any periods that end on or before or include the Closing Date, notify the Sellers in writing within five (5) business days of such notice. Subject to Buyer's obligations in Section 7.8(c), Sellers shall, at Sellers' expense, manage and control all aspects of such audit and related proceedings, including judicial proceedings, and shall keep Buyer reasonably informed as to the status of any such proceedings. Buyer shall have the right, at its expense to participate in such audit and related proceedings. In no event shall Buyer or the Company make, accept, or enter into a settlement or other compromise , or forego or terminate any proceeding relating to such Taxes for such periods without the prior written consent of the Sellers, which shall not be unreasonably withheld. To the extent this Section 7.8(d) conflicts with any other provisions of this Agreement, this Section 7.8(d) shall control.

          (e) Buyer shall not, and shall not permit the Company to file any amended Tax returns for any periods that end on or prior to or include the Closing Date, without the prior written consent of the Sellers, which shall not be unreasonably withheld if the amended

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

return is to be filed to reflect the Section 338 Election, which is made in compliance with the terms of Section 7.9 after the relevant Tax return for the Company has been filed.

     7.9. SECTION 338(h)(10) ELECTION.

          (a) Subject to the Buyer's delivery of the Section 338 Price Increase, pursuant to Section 2.8 and this Section 7.9, each of the Sellers shall join with the Buyer in making an election under Section 338(h)(10) of the Code
(and any similar elections under state, local, or foreign tax law) (collectively, a "Section 338 Election") with respect to the purchase and sale of the Shares hereunder. For Tax purposes, to the extent permitted by law, Buyer and Sellers will report the stock purchase as a purchase and sale, respectively, of the assets of the Company, followed by the liquidation of the Company, where such treatment is the required consequence of the Section 338 Election. Each Seller shall include any income, gain, loss, deduction or other tax items for the taxable period ending on the Closing Date on the Seller's personal Tax Returns in a manner consistent with such treatment, and in the amounts as determined pursuant to this
Section 7.9. The Buyer and Sellers shall, in good faith, use all reasonable efforts to complete the Section 338 Forms and the delivery of the Section
338 Price Increase by December 31, 2003.

          (b) No later than 30 days after a final determination of the matters described in Section 7.9(e), Buyer shall prepare and submit to Sellers the forms that are required to be completed for the Section 338 Election (the "Section 338 Forms") and are required to be filed to make such election.
With the submission of such Section 338 Forms, Buyer shall advise the Sellers in writing of those actions that Buyer considers necessary and appropriate for the Sellers to take to effect, preserve, or perfect a timely
Section 338 Election.

          (c) On or prior to the thirtieth (30th) day after Sellers' receipt of any Section 338 Form from Buyer, each Seller shall deliver to Buyer either
(A) such executed Section 338 Form or (B) a written notice specifying in reasonable detail all disputed items and the basis therefor. If Buyer and Sellers have been unable to resolve all disputed matters relating to the
Section 338 Form within thirty (30) days after Buyer's receipt of the written notice described in clause (B) above, any remaining disputed issues shall be resolved pursuant to Section 7.9(h) below.

          (d) Except for the Sellers' responsibilities in this Section 7.9, Buyer will have the sole responsibility for assuring that the Section 338 Election is validly and timely made. Each of the Sellers (to the extent so advised by the Buyer pursuant to Section 7.9(b) and subject to Buyer's compliance with the terms of Sections 7.9 and 2.8) and the Buyer shall comply fully with all filing and other requirements necessary to effectuate such Section 338 Election on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such Section 338 Election.

          (e) The Sellers and the Buyer shall use their best efforts to mutually agree upon the initial determination and allocation among the assets of the Company of the "aggregate deemed sale price" and "adjusted grossed up basis" (within the meaning of Treas. Regs. Sections 1.338-4 and 1.338-5 respectively,) no later than (i) thirty (30) days after the final determination (by agreement or otherwise) of the Closing Financial Statements in accordance with Section 2.6 or (ii) one hundred twenty (120) days after the Closing Date, whichever is earlier. Such allocation shall be made in accordance with Section 338 of the Code and the regulations thereunder. If Buyer and all of the Sellers are unable to agree upon such determination or allocation within such time period, then such determination and allocation shall be resolved pursuant to Section 7.9(h) below. When finally determined hereunder (whether by agreement or otherwise) such allocation shall be binding upon each of the Sellers and the Buyer for all Tax purposes.

          (f) No later than thirty (30) days after a final determination of the matters described in Section 7.9(e), Buyer shall (i) cause the Accountant to prepare computations of the Section 338 Price Increase and (ii) deliver them to Sellers. Such computations shall be binding on all of the Parties, unless a notice of disputed items is delivered by Sellers to Buyer within 30 days of the receipt of the computations from Buyer, or until and unless revised by a later recomputation pursuant to Section 7.9(g). The initial computation of the Section 338 Price Increase shall be provided to the Sellers prior to or at the same time as the Section 338 Forms are provided to Sellers for review. Buyer shall pay to each of the Sellers, pro rata (based on their ownership of the Shares immediately prior to the Closing), the amount of the initial computation of the Section 338 Price Increase on the date Buyer has received executed Section 338 Forms from all of the Sellers in accordance with the provisions of this Section 7.9, with such payments to be made by wire transfer of immediately available funds pursuant to wiring instructions furnished by the Sellers.

          (g) The Buyer promptly shall cause the Accountant to prepare a recomputation of the Section 338 Price Increase upon Buyer receiving notice that such a recomputation is necessary to reflect either a change to the income recognized by reason of the Section 338 Election (including by reason of a change in the Purchase Price), or a redetermination by a taxing authority of the effect on the Sellers of the Section 338 Election that is inconsistent with the most recent computations of the Section 338 Price Increase. Subsequent payments between the Parties as a result of any subsequent adjustments to the Section 338 Price Increase amount shall be made within five (5) business days after the date that a revised computation of the Section 338 Price Increase is determined by the Accountant and provided to the Parties. The recomputation of the Section 338 Price Increase shall be subject to the same review and approval process as described in
Section 7.9(f).

          (h) If there shall be a dispute between the Parties regarding any matters concerning the Section 338 Election, a Tax Return prepared pursuant to Section 7.8(a) or the payments contemplated by Section 2.8 and this
Section 7.9, and the dispute is not resolved within the time period identified for such resolution in the relevant section, the dispute shall be referred to the Arbiter. The Arbiter shall finally determine, as soon as practicable, all points of disagreement with respect to the submitted matter. Buyer shall submit any statement of its position to the Arbiter no later than five (5) days after such referral. Sellers shall have ten (10) days after such referral to submit their proposed revision of the position urged by the Buyer. The Arbiter shall apply the terms of this Agreement, the Code, regulations and other relevant law or tax authority announcements or positions and shall determine, in its judgment, which position is more likely to prevail. The Arbiter's fees and expenses shall be paid by the party that did not prevail on the point of disagreement.

     7.10. CERTAIN LIABILITIES. Prior to the Closing, the Company and the Sellers shall take all action as is necessary to cause any notes, or receivables due to the Company from the Sellers or the Company's officers or directors to be cancelled or otherwise extinguished. Further, the Company and the Sellers agree to use commercially reasonable efforts prior to the Closing to do all such acts and undertakings as are necessary to cause title to the Excluded Assets to be transferred to the Sellers and to cause the Company to be released from any and all liabilities, obligations and Liens related to the Excluded Liabilities.

     7.11. CERTAIN EMPLOYEE ISSUES.

           (a) Buyer agrees that during the period commencing on the Closing Date and ending on the first anniversary thereof, the employees of the Company will be provided with benefits under Plans that, in the aggregate, are comparable with those with which they are currently being provided by the Company.

           (b) Buyer will cause each of the Plans in which employees of the Company are eligible to participate to take into account for purposes of eligibility, vesting and for purposes of severance, vacation and sick leave benefit accrual thereunder, the length of service of such employees with the Company prior to the Closing Date, to the same extent that such service was credited under a comparable plan of the Company; provided, however, that such credit shall not result in a duplication of benefits for the same period of service.

           (c) Buyer shall take all such actions as are necessary or appropriate to ensure that each employee of the Company, each such employee's spouse and dependent children covered under a group health plan of the Company immediately prior to the Closing Date shall be eligible to enroll for coverage effective as of the Closing Date under a group health plan maintained by the Company. Buyer shall take all such reasonable actions as are necessary or appropriate to cause each group health plan maintained by the Company in which an employee of the Company, any such employee's spouse or dependent children will participate on and after the Closing Date to waive any waiting period, evidence of insurability requirement or pre-existing condition limitation that did not also apply under the applicable group health plan of the Company.

          (d) To the extent that an employee of the Company has satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses (as evidenced by reasonable documentation to be provided to Purchaser) under a group health plan of the Company for the 2003 plan year, such employees shall be credited therefore under the corresponding provisions of the corresponding group health plan of the Company in which such individual participates on and after the Closing Date.

          (e) Nothing contained in this Agreement shall create any third party beneficiary rights in any employee of the Company, any beneficiary or dependent thereof, with respect to the benefits that may be provided to such employees by the Company or Buyer or under any Plan, or with respect to any entitlement of an employee to employment or continued employment with the Company for any specified period after the Closing Date.

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

     7.12. EMPLOYEE BONUSES. Prior to the Closing, the Company may award bonuses to key employees of the Company as determined by the Sellers pursuant to which such employees shall be given bonuses in fixed amounts in the aggregate totaling up to $875,000 (the "Employee Bonuses"). At or prior to the Closing, Sellers will deliver (or cause the Company to deliver) to Buyer a listing of the employees receiving the Employee Bonuses along with the amount payable to each such employee. Such Employee Bonuses are being paid out to such employees as recognition of their efforts on behalf of the Company prior to the Closing Date.

     7.13. COLLECTION OF ACCOUNTS RECEIVABLE. With respect to all of the contract receivables of the Company existing as of the Closing (collectively, the "Accounts Receivable"), the Company shall use commercially reasonable collection efforts in order to attempt to collect all of such Accounts Receivable by August 31, 2003. If any of the Accounts Receivable have not been collected by the Company by August 31, 2003 (the "Uncollected Receivables"), then the Sellers shall be liable to Buyer for the amount of any such Uncollected Receivables as hereinafter set forth. If there is a Holdback Amount, then the aggregate amount of the Uncollected Receivables shall be retained by Buyer and will reduce the Holdback Amount on a dollar for dollar basis and the remaining balance of the Holdback Amount shall be paid on September 10, 2003 to Sellers pro rata (based on their ownership of their Shares immediately prior to the Closing) by wire transfer of immediately available funds pursuant to wiring instructions furnished by Sellers. In the event the aggregate amount of the Uncollected Receivables exceeds the Holdback Amount, then Sellers shall indemnify Buyer and the Company for any such excess amount in accordance with Article VIII of this Agreement. If the Company receives payment on an Uncollected Receivable after the amount has been retained from the Holdback or Sellers have indemnified Buyer and the Company under Article VIII hereof, Buyer will cause the Company to promptly remit to the Sellers pro rata (based on their ownership of the Shares immediately prior to the Closing) any such payment received.

                                ARTICLE VIII
                               INDEMNIFICATION
                               ---------------

     8.1. INDEMNIFICATION BY SELLERS. Subject to the limitations and other agreements of Section 8.2 below, from and after the Closing the Sellers, severally in proportion to each Seller's ownership of the Shares immediately prior to the Closing, shall indemnify and hold harmless the Buyer and the Company and each of their respective Affiliates and the directors, officers, employees, successors, permitted assigns and agents of each of them (the "Buyer Indemnified Persons") against all liabilities, losses, damages, costs and expenses reasonably incurred by them as a result of:

           (a) Any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Company (other than covenants and agreements to be performed by the Company after the Closing) or Sellers under this Agreement, or any misrepresentation in any certificate or other instrument furnished or to be furnished pursuant to this Agreement by the Company (other than any certificate or other instrument to be furnished by the Company after the Closing) or Sellers;

           (b) Any of the Excluded Liabilities;

          (c) Any inaccuracy in the disclosures set forth on Schedule 3.2 or
                                                             ------------
Schedule 3.32(b);
----------------

          (d) Any claim, action, suit or other proceeding brought by or on behalf of any holder of the Options against the Company or the Buyer seeking to void, nullify, overturn or terminate the Exchange Agreement and Release entered into by such Option holder or seeking to contest, dispute or increase the compensation payable to such Option holder under the Exchange Agreement and Release (each, an "Option Holder Claim");

          (e) Any loss or damage (including an earnings charge) the Company may incur or suffer (i) if the government exercises its purchase option of the equipment it is currently leasing from the Company as described on
Schedule 3.30, (ii) if the Company, following the Closing, exercises its
-------------
purchase option of the equipment it is currently leasing under the Amplicon Lease and the government does not exercise such purchase option and does not enter into a new lease agreement with Company with respect to such equipment for the period after July 31, 2003, (iii) if the government does not exercise such purchase option and the Company terminates the Amplicon Lease as provided in the Amplicon Lease, (iv) due to the failure of the Company to provide Buyer on or before the date hereof complete and correct copies of the Amplicon Lease, including any amendments, exhibits, schedules or attachments thereto, or (v) due to the failure of the Company's lease with the government and the Amplicon Lease to each expire on July 31, 2003. For purposes hereof, the term "Amplicon Lease" means that certain Lease
Agreement Order No. OL-10728 between the Company and Amplicon, Inc., including any attachments, schedules, exhibits, amendments or modifications thereto;

          (f) The failure of the Company to collect all of its Accounts Receivable existing as of the Closing prior to September 1, 2003, but only to the extent the Uncollected Receivables are in excess of the Holdback Amount; and

          (g) All actions, suits, proceedings, judgments, settlement payments, costs and expenses (including reasonable attorneys' fees and expenses) reasonably incurred by the Company or the Buyer incident to any of the foregoing;

     provided, that any such amounts shall

              (i) be computed considering the Tax benefit actually recognized by the Buyer Indemnified Person arising from the indemnified matter, and

              (ii) not include or be recoverable by any Buyer Indemnified Person to the extent covered by insurance available to the Buyer Indemnified Person.

     8.2. LIMITATIONS ON AND OTHER AGREEMENTS REGARDING LIABILITY OF SELLERS. Notwithstanding the foregoing provisions of Section 8.1 and any other provision of this Agreement:

          (a) The Sellers shall not have any requirement to make indemnification payments under this Agreement until the aggregate amount of the

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


indemnification obligation of the Sellers hereunder shall exceed Six Hundred Sixty Five Thousand Dollars ($665,000) (the "Sellers' Minimum Threshold Amount"), in which case each Seller shall only be liable for his or her portion of such obligation in excess of the Sellers' Minimum Threshold Amount, except as set forth in Section 8.2(d) below.

          (b) The Sellers shall not have any requirement to make indemnification payments under this Agreement for breaches of representations or warranties or for breaches of covenants or agreements to be performed prior to Closing, except in respect of matters as to which the Buyer shall have asserted a claim in the manner set forth in Section 8.5 hereof prior to the first anniversary of the Closing Date, provided that (i) any claims relating to any inaccuracy in the Company's representations in Section 3.2 or the
Sellers' representations set forth in Section 3.32(b) and any claims in respect of any inaccuracy in the disclosures set forth on Schedule 3.2 and
                                                          ------------
Schedule 3.32(b), shall survive the Closing indefinitely, and (ii) claims in
----------------
respect of the Excluded Liabilities, any Option Holder Claims, claims in respect of breaches of representations and warranties set forth in Sections
                                                                   --------
3.7, 3.13 and 3.18 hereof and claims determined by final, non-appealable
------------------
judgment of a court of competent jurisdiction to arise from fraud by the Sellers and/or the Company, may be asserted at any time prior to the expiration of the applicable statutes of limitations therefor (or any extensions thereof in the case of Tax matters). Notwithstanding the foregoing, any claim that has been timely asserted by a Buyer Indemnified
Person in accordance with this Section 8.2(b) and Section 8.5 hereof shall survive past the applicable time limits set forth in this Section 8.2(b) until the final resolution of the claim.

          (c) The maximum liability of Nicholas R. Innerbichler shall be Eighteen Million Dollars ($18,000,000), the maximum liability of William H. Bilawa shall be Eighteen Million Dollars ($18,000,000) and the maximum liability of Lauri S. Bilawa shall be Seven Hundred Thirty-Four Thousand Six Hundred Ninety-Two Dollars ($734,692), except as set forth in Section 8.2(d) below.

          (d) The Sellers' Minimum Threshold Amount set forth in Section 8.2(a) and the maximum limitations on the Sellers' indemnification liability set forth in Section 8.2(c) shall not be applicable to (i) obligations of the Sellers pursuant to Sections 2.7 and 9.7, (ii) claims in respect of the Excluded Liabilities, (iii) any Option Holder Claims, (iv) any claims relating to any inaccuracy in the Company's representations set forth in
Section 3.2 or the Sellers' representations set forth in Section 3.32(b),
                                                         ---------------
(v) any claims relating to any inaccuracy in the disclosures set forth on
Schedule 3.2 and Schedule 3.32(b), (vi) any claims with respect to the
------------     ----------------
matters covered by Section 8.1(e); (vii) any claims with respect to the Uncollected Receivables; and (viii) any claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by the Sellers, provided however, that in no event shall a Seller incur any liability to Buyer under this Agreement (including, without limitation, pursuant to this Article VIII) with regard to any representation made in Section 3.32 other than the representations made by such Seller with respect to himself or herself only and with respect to the Company generally.

          (e) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that for purposes of determining Buyer's entitlement to indemnification from the Sellers hereunder, all representations and warranties made in Article III of this Agreement shall be deemed to have been made without any "Material Adverse Effect" qualifications and, therefore, the amount of any claim for indemnification shall be determined without regard to whether or not there was a "Material Adverse Effect" qualification included as part of the representation or warranty.

     8.3. INDEMNIFICATION BY BUYER. Subject to the limitations of Section 8.4 below, from and after the Closing the Buyer shall indemnify and hold harmless the Sellers and their respective heirs, legal representatives, successors and assigns (the "Sellers Indemnified Persons") against all liabilities, losses, damages, costs and expenses reasonably incurred by them as a result of:

          (a) Any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Buyer, or any non-fulfillment of any agreement of the Company after the Closing, under this Agreement, or any misrepresentation in any certificate or other instrument furnished or to be furnished by the Buyer to the Sellers under this Agreement;

          (b) The failure by the Company or Buyer to timely pay the Section 338 Price Increase that may be owing pursuant to Sections 2.8 or 7.9 and

          (c) All actions, suits, proceedings, judgments, settlement payments, costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing;

     provided, that any such amounts shall

              (i) be computed considering the Tax benefit actually realized by the Seller Indemnified Person arising from the indemnified matter, and

              (ii) not include or be recoverable by any Seller Indemnified Person to the extent covered by insurance available to the Seller Indemnified Person.

     8.4. LIMITATIONS ON LIABILITY OF BUYER. Notwithstanding the foregoing provisions of Section 8.3:

          (a) The Buyer shall not have any requirement to make indemnification payments under this Agreement until the aggregate amount of the indemnification obligation of the Buyer thereunder shall exceed Six Hundred Sixty-Five Thousand Dollars ($665,000) (the "Buyer's Minimum Threshold Amount"), in which case the Buyer shall only be liable for the portion of such obligation in excess of the "Buyer's Minimum Threshold Amount", except as set forth in Section 8.4(d) below.

          (b) The Sellers shall not have any requirement to make indemnification payments under this Agreement for breaches of representations or warranties or for breaches of covenants and agreements to be performed prior to Closing, except in respect of matters as to which the Sellers shall have asserted a claim in the manner set forth in Section 8.5 hereof prior to the first anniversary of the Closing Date, provided that claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by Buyer may be asserted at any time prior to the expiration of the applicable statutes of limitations therefor. Notwithstanding the foregoing, any claim that has been timely asserted by a Seller Indemnified Person in accordance with this Section 8.4(b) and Section 8.5 hereof shall survive past the applicable time limits set forth in this Section 8.4(b) until the final resolution of the claim.

          (c) The aggregate liability of the Buyer under this Agreement shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) except as set forth in Section 8.4(d) below.

          (d) Notwithstanding anything to the contrary set forth herein, the Buyer's Minimum Threshold Amount set forth in Section 8.4(a) and the maximum limitations on the Buyer's indemnification liability set forth in Section 8.4(c) shall not be applicable to any (i) obligations of the Buyer pursuant to Section 9.7, (ii) claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by Buyer, (iii) claims arising from the failure of the Company or the Buyer to pay the amount of the Section 338 Price Increase set forth under Sections 2.8 and 7.9, or (iv) claims arising from the failure of the Buyer to pay to the Sellers the Holdback Amount or any portion thereof that may be owing to the Sellers in accordance with Section 7.13.

     8.5. NOTICE OF CLAIM. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Sellers seek indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give reasonably prompt written notice to the Party from which it seeks indemnification (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Parties shall attempt for not less than thirty (30) days after the giving of such notice to negotiate a mutually satisfactory resolution of such matter. In the event the Parties are not able to agree on a mutually satisfactory resolution, the Indemnified Party or the Indemnifying Party may seek to resolve the dispute by litigation in any court of competent jurisdiction.

     8.6. RIGHT TO CONTEST CLAIMS OF THIRD PERSONS. If an Indemnified Party may be entitled to indemnification hereunder because of a claim asserted by any claimant other than a Buyer Indemnified Person or a Seller Indemnified Person hereunder (a "Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, contest, control the defense of or settle the claim alleged by such Third Person (a "Third Person Claim"); the Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense. If the Indemnifying Party shall fail to assume the defense of any such Third Person Claim,

          (a) the Indemnified Party, in good faith, may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving at least thirty (30) days' advance notice of any proposed settlement to the Indemnifying Party and receiving the Indemnifying Party's prior written consent, which may not be unreasonably withheld, on such terms as the Indemnified Party, in good faith, may deem appropriate, and

          (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. The Parties shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof.

     8.7. EXCLUSIVE REMEDY. Except as otherwise expressly provided in this Agreement, the provisions of this Article VIII shall constitute the sole and exclusive remedy of the Parties from and after the Closing with respect to any claims resulting from or arising out of the provisions of this Agreement or the transactions contemplated hereby, other than claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud.

                                 ARTICLE IX
                          MISCELLANEOUS PROVISIONS
                          ------------------------

     9.1. TERMINATION OF THE AGREEMENT; EFFECT OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of the Parties,

          (b) by the Company or any Seller upon written notice to the Buyer delivered at any time following June 30, 2003 and prior to the Closing, in the event any of the conditions to the Company's or Seller's obligations, as set forth in Article VI hereof, have not been satisfied for any reason (other than any failure of such condition(s) to be so satisfied by reason of a breach by the Company or the Sellers under this Agreement) or waived by the Company and Sellers on or prior to June 30, 2003,

          (c) by the Buyer upon written notice to the Company and the Sellers delivered at any time following June 30, 2003 and prior to the Closing, in the event any of the conditions to the Buyer's obligations, as set forth in
Article V hereof, have not been satisfied for any reason (other than any failure of such condition(s) to be so satisfied by reason of a breach by the Buyer under this Agreement) or waived by the Buyer on or prior to June 30, 2003,

          (d) by (i) the Company or any Seller if Buyer shall violate any of its obligations hereunder in any material respect and if such violation, if capable of correction, shall not be corrected within ten (10) days following delivery of a written notice of such violation from the Company or Sellers, as the case may be, to Buyer, or (ii) by Buyer if the Company or Sellers shall violate any of their respective obligations hereunder in any material respect and if such violation, if capable of correction, shall not be corrected within ten (10) days following delivery of a written notice of such violation from Buyer to the Company or Sellers, as the case may be, or

          (e) by any Party if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the


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

transactions contemplated hereby would violate any nonappealable, final judgment, injunction, order or decree of any court or Government body having competent jurisdiction.

     In the event of termination of this Agreement pursuant to this Section 9.1, (i) written notice thereof shall be given by the Party terminating to each other Party hereto, (ii) this Agreement (other than Article 9 and Section 7.5, which shall survive any such termination) shall forthwith become null, void and of no further force or effect, and (iii) there shall be no liability on the part of any Party hereto or their respective officers and directors to any other Party hereto; provided, however, that no such termination shall relieve any Party from liability for any knowing and intentional breach of such Party's representations, warranties, covenants or agreements hereunder.

     9.2. NOTICE. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered to the recipient Party by recognized courier service, fax transmission (with confirmation of receipt) or by registered or certified mail (postage prepaid, return receipt requested), and addressed to the applicable address set forth below or such other address as may be designated in writing hereafter by the recipient Party:

     If to Buyer:

     Engineered Support Systems, Inc.
     201 Evans Lane
     St. Louis, Missouri 63121-1126
     Attn: Gary C. Gerhardt, Vice Chairman and CFO
     Fax: (314) 553-4997


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

     With copies to:

     David D. Mattern, Esquire
     c/o Engineered Support Systems, Inc.
     201 Evans Lane
     St. Louis, Missouri 63121
     Fax: (314) 553-4941

     Wittner, Poger, Spewak, Maylack & Spooner, P.C.
     7733 Forsyth Blvd., Suite 2000
     St. Louis, Missouri 63105
     Attn: David S. Spewak, Esquire
     Fax: (314) 862-5741

     If to Sellers:

     Mr. Nicholas R. Innerbichler          Mr. William H. Bilawa
     12245 Heathcliff Court                11413 Cedar Ridge Drive
     Ellicott City, MD 20742               Potomac, MD 20854


     Mrs. Lauri S. Bilawa
     11413 Cedar Ridge Drive
     Potomac, MD 20854


     If to the Company or Sellers:

     Technical and Management Services Corporation
     4041 Powder Mill Road
     Calverton, MD 20705
     Fax: (301) 595-0182
     Attn: Anne Rugg, General Counsel

     With copies to:

     Thomas Hanley                               Jay Wright
     Pepper Hamilton LLP                         9621 Trailridge Terrace
     600 Fourteenth Street NW                    Potomac, MD 20854
     Washington, D.C.
     Fax: (202) 220-1665

     9.3. ENTIRE AGREEMENT. This Agreement and the Schedules and the Exhibits hereto, together with the Confidentiality Agreement referenced in
Section 7.5(b) above, constitute the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

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

     9.4. ASSIGNMENT; BINDING AGREEMENT. This Agreement and the rights and obligations arising hereunder shall be binding upon and shall inure to the benefit of the Parties and to their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by any of the Parties without the prior written consent of the other Parties, except that Buyer may, without the consent of the Sellers or the Company, assign its interest in this Agreement to a subsidiary of Buyer provided that in such instance, Buyer shall remain primarily liable for all obligations under this Agreement.

     9.5. COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9.6. HEADINGS; INTERPRETATION. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days," unless otherwise indicated, are to consecutive calendar days. All of the Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein shall be construed against any Party.

     9.7. EXPENSES. Each Party shall bear its (or their) own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, accountants, consultants, investment bankers, the parties listed on Schedule 3.21 and Schedule 4.4 and other financial advisors; it being
   -------------     ------------
understood, however, that the economic burden of all fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement shall be borne by the Sellers.

     9.8. SPECIFIC PERFORMANCE. The Parties hereto agree that if any of the provisions of Article II hereof that were to be performed prior to or at the Closing were not performed in accordance with their specific terms or were otherwise materially breached, irreparable damage would occur, no adequate remedy at law would exist and damage would be difficult to determine, and that, in addition to any other remedy to which the Parties may be entitled hereunder in connection with such nonperformance or material breach, the Parties shall be entitled to specific performance of the terms thereof and injunctive relief, without the necessity of proving money damages as an inadequate remedy.

     9.9. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Missouri, without regard to its choice of law rules.

     9.10. NO THIRD PARTY BENEFICIARIES. No provision of this Agreement is intended to confer upon any Person other than the Parties and the Company any rights or remedies hereunder.

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

     9.11. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against which the waiver is to be effective.

     9.12. SURVIVAL OF COVENANTS. The covenants and agreements to be performed by the Parties after the Closing shall continue and survive the Closing in accordance with their terms.

     9.13. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9.14. JURISDICTION. AFTER THE CLOSING, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE COUNTY OF PRINCE GEORGES, STATE OF MARYLAND OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MARYLAND AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. THE PARTIES EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAWS OF SUCH STATE.

                                         [Signatures Next Page]

                                    -52-

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

                                ENGINEERED SUPPORT SYSTEMS, INC.


                                By: /s/ Gary Gerhardt
                                   --------------------------------------
                                   Gary Gerhardt, Vice Chairman and CFO

                                "BUYER"

                                /s/ Nicholas R. Innerbichler
                                -----------------------------------------
                                Nicholas R. Innerbichler

                                /s/ William H. Bilawa
                                -----------------------------------------
                                William H. Bilawa

                                /s/ Lauri S. Bilawa
                                -----------------------------------------
                                Lauri S. Bilawa

                                "SELLERS"


                                TECHNICAL AND MANAGEMENT SERVICES
                                CORPORATION


                                By: /s/ Nicholas R. Innerbichler
                                   --------------------------------------
                                   Name: Nicholas R. Innerbichler
                                        ---------------------------------
                                   Title: Vice Chairman
                                         --------------------------------

                                "COMPANY"


                                    -53-